UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KITTY HAWK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200

July   , 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kitty Hawk, Inc. to be held on Friday, August 24, 2007, at 10:00 a.m., Dallas, Texas time. The meeting will be held at the Company’s offices located at 1535 West 20th Street, DFW International Airport, Texas 75261. All stockholders of record as of July 27, 2007 are entitled to vote at the Annual Meeting.

At the meeting, you will be asked to:

•	elect five directors to serve until the Annual Meeting of Stockholders to be held in 2008;

•	approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock;

•	ratify the terms and issuance of shares of the Company’s Series B Redeemable Preferred Stock;

•	ratify the selection by the Audit Committee of Grant Thornton LLP as independent registered public accountants for the Company for 2007; and

•	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Information about the business to be conducted at the meeting is set forth in the accompanying proxy solicitation statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the Company during 2006. In addition, our executive officers will be present to respond to questions from our stockholders.

It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting or follow the Internet or telephone voting procedures that may be available through your bank or broker. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

On behalf of our Board of Directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

Melvin L. Keating
Chairman of the Board

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS To Be Held August 24, 2007
PROCEDURES FOR THE ANNUAL MEETING
RECORD DATE AND VOTING STOCK
ELECTION OF DIRECTORS (Proposal No. 1)
NOMINEES FOR DIRECTOR
BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS, STOCKHOLDER MATTERS AND CODE OF CONDUCT
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS AS OF DECEMBER 31, 2006
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006
OPTION EXERCISES AND STOCK VESTED AS OF DECEMBER 31, 2006
DIRECTOR COMPENSATION AS OF DECEMBER 31, 2006
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP
APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK (Proposal No. 2)
RATIFICATION OF THE TERMS AND ISSUANCE OF SHARES OF THE COMPANY’S SERIES B REDEEMABLE PREFERRED STOCK (Proposal No. 3)
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 4)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR KITTY HAWK’S 2008 ANNUAL MEETING OF STOCKHOLDERS
FORWARD-LOOKING STATEMENTS
INCORPORATION BY REFERENCE
Appendix A

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 24, 2007

To the Stockholders of Kitty Hawk, Inc.:

The 2007 Annual Meeting of Stockholders, or the Annual Meeting, of Kitty Hawk, Inc., or the Company, will be held at 10:00 a.m. (Dallas, Texas time) on Friday, August 24, 2007, at the Company’s offices located at 1535 West 20th Street, DFW International Airport, Texas 75261 for the following purposes:

(i) to elect five directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified (our Board of Directors has unanimously nominated these persons for election as director);

(ii) to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock;

(iii) to ratify the terms and issuance of shares of the Company’s Series B Redeemable Preferred Stock;

(iii) to ratify the selection by the Audit Committee of Grant Thornton LLP as independent registered public accountants for the Company for 2007; and

(iii) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Our Board of Directors has fixed the close of business on July 27, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on July 27, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 1515 West 20th Street, DFW International Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of our Board of Directors,

Steven E. Markhoff
Corporate Secretary

Dallas, Texas
July   , 2007

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES THAT MAY BE AVAILABLE THROUGH YOUR BANK OR BROKER PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

PROXY SOLICITATION STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

KITTY HAWK, INC.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200

SOLICITATION AND VOTING OF PROXIES

This proxy solicitation statement is being provided to you in connection with the solicitation of proxies to be voted at the 2007 Annual Meeting of Stockholders, or the Annual Meeting, of Kitty Hawk, Inc., or the Company, to be held at 10:00 a.m. (Dallas, Texas time) on Friday, August 24, 2007, at the Company’s offices located at 1535 West 20th Street, DFW International Airport, Texas 75261. Proxies are being solicited on behalf of the Board of Directors of the Company. This proxy solicitation statement and the enclosed proxy card are first being mailed on or about August 3, 2007 to holders of our common stock entitled to vote at the Annual Meeting.

A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Steven E. Markhoff and James R. Kupferschmid. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted:

•	FOR the election of the director nominees identified herein;

•	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock;

•	FOR the ratification of the terms and issuance of shares of the Company’s Series B Redeemable Preferred Stock; and

•	FOR the ratification of the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2007.

Any stockholder who returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote in Person. To vote in person, attend the Annual Meeting in person and follow the instructions given to you at the Annual Meeting.

In addition, if your shares are held in the name of a bank or broker, telephone and Internet voting may be available through your bank or broker. Please follow the voting instructions found on the form of proxy you receive from your bank or broker.

Except as the context otherwise requires, references in this proxy solicitation statement to “the Company,” “we,” “us” or “our” refer to Kitty Hawk, Inc. and its subsidiaries.

PROCEDURES FOR THE ANNUAL MEETING

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Second Amended and Restated Bylaws, or our Bylaws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

Our Board of Directors does not anticipate that any matter other than those described in this proxy solicitation statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

RECORD DATE AND VOTING STOCK

July 27, 2007 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of our common stock, par value $0.000001 per share, and holders of our Series B Convertible Preferred Stock, par value $0.01 per share and stated value $1,000 per share, or Series B Redeemable Preferred Stock, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

As of the record date, there were           shares of our common stock outstanding and           shares of our Series B Redeemable Preferred Stock outstanding. Each outstanding share of our common stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting. Each share of our Series B Redeemable Preferred Stock is entitled to 1,041.23 votes for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting, with the exception of the proposal to ratify the terms and issuance of shares of the Company’s Series B Redeemable Preferred Stock. The holders of our Series B Redeemable Preferred Stock are not entitled to vote the shares of Series B Redeemable Preferred Stock on this proposal.

The presence in person or represented by proxy of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

A plurality of the votes cast at the Annual Meeting is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election.

The vote of a majority of the outstanding shares of common stock and Series B Redeemable Preferred Stock voting as a single class is required to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized common stock. Abstentions and broker non-votes will not be counted as votes cast and will have the effect of a vote against this proposal.

The vote of a majority of the outstanding shares of common stock is required to ratify the terms and issuance of shares of the Company’s Series B Redeemable Preferred Stock. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of this proposal.

A majority of the votes cast at the Annual Meeting is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accountants for 2007. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of this proposal.

We will pay the entire cost of the preparation and mailing of this proxy solicitation statement and all other costs associated with this solicitation. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, e-mail or other lawful means. We will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expense in sending proxy solicitation materials to their principals.

Under current federal law, our cargo airline could cease to be eligible to operate as an airline if more than 25% of our voting stock were owned or controlled by non-United States citizens, as defined by 49 U.S.C. § 40102(a)(15). To prevent this from happening, the Charter limits the aggregate voting power of non-U.S. citizens to 22.5% of the votes voting on or consenting to any matter. Under 49 U.S.C. § 40102(a)(15), a “citizen of the United States” means:

•	an individual who is a citizen of the United States;

•	a partnership, each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of its Board of Directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).

As a result, each stockholder is asked to certify on its proxy card whether it is or is not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)). If your shares of common stock are held in the name of a bank or broker, your proxy card may instead only have a selection “For” or “Against” this certification. In that case, “For” should be selected if you are a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)) and “Against” should be selected if you are not a “citizen of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).

ELECTION OF DIRECTORS
(Proposal No. 1)

Our Board of Directors currently has five members. Each of our directors is elected annually to serve until our next Annual Meeting and until his or her successor is elected. There are no family relationships between any of our executive officers and our directors. The following table presents information concerning persons nominated for election as directors of the Company.

The persons named in the proxy will vote FOR the following nominees, except where authority has been withheld.

NOMINEES FOR DIRECTOR

Melvin L. Keating, 60 Chairman of the Board of Directors Chairperson — Executive Committee; Finance Committee Member — Audit Committee; Compensation Committee; Nominating and Governance Committee	Mr. Keating has served as a member of our Board of Directors since March 2006 and as the Chairman of the Board of Directors since April 2007. Mr. Keating is currently President and Chief Executive Officer of Alliance Semiconductor Corporation, a provider of high-value memory, mixed signal and system solution products for the communications, computing, consumer and industrial markets. From December 2005 to March 2006, Mr. Keating was interim President and Chief Executive Officer of Alliance Semiconductor, and from October 2005 until December 2005, he acted as a consultant to the Board of Directors of Alliance Semiconductor. From April 2004 to September 2005, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx, Inc., a software company. From 1997 to 2004, Mr. Keating served as a strategy consultant to Warburg Pincus Equity Partners, a private equity and venture capital firm. From 1995 to 1997, Mr. Keating served as President and Chief Executive Officer of Sunbelt Management, a private company that owns and manages commercial and retail properties. From 1986 to 1995, Mr. Keating served as Senior Vice President — Finance and Administration of Olympia & York Companies (and its successors), a private company that developed New York City’s World Financial Center and London’s Canary Wharf. From 2001 to 2004, Mr. Keating served on the Board of Directors of Price Legacy Corporation, a Real Estate Investment Trust. Mr. Keating also currently serves on the Board of Directors of Integrated Silicon Solution, Inc., a fabless semiconductor company.

Alan Howe, 45 Chairperson — Audit Committee Member — Nominating and Governance Committee	Mr. Howe was appointed to our Board of Directors on April 24, 2007. Mr. Howe is currently a Vice President of Business Development for Covad Communications, focused on wireless ‘‘last mile” alternative access. Prior to joining Covad, Mr. Howe was a principal at Broadband Initiatives, LLC, a boutique consulting and advisory firm. Mr. Howe was also previously Chief Financial Officer of Teletrac, Inc. for six years, raising approximately $200 million in public high yield debt, private equity and bank financing. Mr. Howe joined Teletrac from Sprint, where he was Director of Corporate Development and one of the initial team members that helped start Sprint PCS. Before joining Sprint, he was an Assistant Vice President at Manufacturers Hanover Trust (now JP Morgan Chase & Co.) in New York where he cross-sold a wide range of corporate finance products, including syndicated bank credits, interest rate swaps, M&A advisory services, mortgage financings, private placements, subordinated debt financings, structured finance products, cash management and trust services. Prior to his experience at Manufacturers Hanover Trust, Mr. Howe worked at Draper and Kramer, Inc., a large privately held real estate firm based in Chicago. Mr. Howe also currently serves on the board of directors of Crossroads Systems, Inc., Dyntek, Inc., Alliance Semiconductor Corporation, and Terabeam, Inc.
Bryant R. Riley, 40	Mr. Riley was appointed to our Board of Directors on April 23, 2007. He is the founder of B. Riley & Co., Inc. and has been its Chief Executive Officer of since January 1997. B. Riley & Co., a member of the NASD, provides research and trading ideas primarily to institutional investors. Mr. Riley has also been the General Partner of Riley Investment Management since 2001, and is a director of Aldila, Inc., Celeritek, Inc., DDI Corporation, Integrated Silicon Solutions, Inc. and chairman of Alliance Semiconductor Corp. Prior to 1997, Mr. Riley held a variety of positions in the brokerage industry, primarily as an institutional salesman and trader. From October 1993 to January 1997 he was a co-head of Equity at Dabney-Resnick, Inc., a Los Angeles based brokerage firm. From 1991-1993 he was a co-founder of Huberman-Riley, a Texas based brokerage firm.

Joseph D. Ruffolo, 65 Chairperson — Strategic Planning Committee; Compensation Committee; Nominating and Governance Committee Member — Audit Committee; Executive Committee	Mr. Ruffolo has served as a member of our Board of Directors since May 2004. Since 1994, Mr. Ruffolo has managed Ruffolo Benson, LLC, a firm he co-founded, which provides capital for management buyouts and for recapitalizing underperforming companies. From 1974 to 1993, Mr. Ruffolo held various positions with North American Van Lines serving as its Chief Executive Officer from 1987 to 1993. In addition, from 1987 to 1993, Mr. Ruffolo served on the executive management committee of Norfolk Southern Corporation, the parent company of North American Van Lines. Since 1998, Mr. Ruffolo has served as a member of the Board of Directors of Tower Financial Corporation. Since 1999, Mr. Ruffolo has served as a member of the Board of Directors of Steel Dynamics Inc., a producer of carbon steel products.
Robert W. Zoller, Jr., 60 Member — Strategic Planning Committee	Mr. Zoller has served as a member of our Board of Directors since November 2002. From November 2002 until April 30, 2007, he served as our Chief Executive Officer and President. He currently serves as a consultant to the Company. From April 2002 until November 2002, Mr. Zoller was a founder and active principal of International Management Solutions, LLC, a strategic planning consulting practice. Mr. Zoller served as President and Chief Operating Officer of Hawaiian Airlines, Inc., a commercial, passenger airline, from December 1999 to April 2002. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Zoller served as Senior Vice President Maintenance and Engineering for AirTran Airways, Inc. from March 1996 to December 1999, Vice President Operations for American Airlines/AMR Eagle from September 1987 to March 1996, and Director of Flight Operations for Pacific Southwest Airlines, Inc. from July 1979 to September 1987. Mr. Zoller held various accounting and financial planning management positions with General Dynamics, Inc. and NCR, Inc. during the period July 1975 to July 1979.

Our Board of Directors recommends a vote FOR the election of each of the foregoing nominees for director.

BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS,
STOCKHOLDER MATTERS AND CODE OF CONDUCT

Board of Directors

Membership.  Our Board of Directors is comprised of five members. Messr. Keating was appointed to the Board on March 10, 2006 upon the recommendation of Bryant R. Riley, a greater than 5% stockholder of the Company. On April 23, 2007, Messr. Riley was appointed to the Board. On April 24, 2007, Messr. Howe was appointed to the Board upon the recommendation of Lloyd I. Miller, III, a greater than 5% stockholder of the Company.

Meetings.  During 2006, our Board of Directors held twelve meetings. In 2006, each director who served during 2006 attended at least 75% of the meetings of our Board of Directors and the committees of our Board of Directors of which such director was a member during the term such member was a director.

Our directors are strongly encouraged to attend our Annual Meetings of Stockholders. In 2006, all of our current directors who were directors during 2006 attended the 2006 Annual Meeting of Stockholders.

Independence.  Our Board of Directors has determined that each of our current directors and each of our directors who served during 2006, except for Messr. Zoller, is independent within the meaning of our director independence standards, which include the American Stock Exchange, or AMEX, director independence standards and the rules and regulations of the Securities and Exchange Commission, or the SEC, as currently in effect. Furthermore, our Board of Directors has determined that no member of our Board of Directors’ Audit Committee, Compensation Committee or Governance and Nominating Committee has a material relationship with us either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Self Assessment.  Each year, our Board of Directors and the committees of our Board of Directors each conduct a self-assessment of the performance and execution of their duties as individual directors, as committees of our Board of Directors and as a Board of Directors as a whole. In addition, with the assistance of an independent third party facilitator, the Board of Directors is provided with management’s assessment of their performance as individual directors, as committees of the Board of Directors and as a Board of Directors as a whole.

Compensation of Directors.  Pursuant to our Bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director. See “Executive Compensation” for a more detailed description of director fees.

Committees of Our Board of Directors

During 2006, the material standing committees of our Board of Directors consisted of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Our Board of Directors has determined that all members of the material committees of our Board of Directors meet the independence requirements of AMEX, the rules and regulations of the SEC and our Corporate Governance Guidelines, as currently in effect.

Audit Committee.  We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Currently, the members of the Audit Committee are Messrs. Howe (Chairperson), Keating and Ruffolo.

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and reviewing the independent registered public accounting firm’s qualifications and independence. Accordingly, the Audit Committee is responsible for:

•	selecting, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	approving or pre-approving audit and non-audit engagements of our independent registered public accounting firm;

•	reviewing the independent registered public accounting firm;

•	meeting periodically and separately with management and the independent registered public accounting firm;

•	reviewing the conduct and results of our annual audit;

•	reviewing our annual and interim financial statements;

•	reviewing our internal control systems;

•	reviewing any related-party transactions;

•	reviewing our policies with respect to risk assessment and risk management;

•	reviewing the plans for, scope and results of audit activities;

•	reviewing compliance with our code of business conduct and ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Audit Committee operates under a formal charter, which is available on our website, www.kittyhawkcompanies.com, by selecting the “Corporate Information” section and then selecting the “Corporate Governance” section. The Audit Committee charter is also attached to this Proxy Statement as Appendix A. The Audit Committee charter requires the committee to meet at least once per fiscal quarter. In 2006, the Audit Committee met thirteen times.

The Audit Committee:

•	consists of three non-employee directors, each of whom our Board of Directors believes is fully qualified to monitor the performance of our executive officers, our public disclosures of our financial condition and performance, our internal accounting operations and our independent registered public accountants; and

•	has the ability, in its sole discretion, to retain independent accountants and legal, financial or other advisors whenever it deems appropriate.

The Audit Committee Report is included below under the heading “Audit Committee Report.”

Compensation Committee.  Our current members of the Compensation Committee are Messrs. Keating and Ruffolo (Chairperson).

The Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with our Board of Directors executive compensation goals and objectives;

•	evaluating the performance of the Chief Executive Officer and other executive officers in light of compensation goals and objectives;

•	setting the compensation of the Chief Executive Officer and other executive officers based upon various factors, including the evaluation of the performance of the Chief Executive Officer and the other executive officers;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	approving and reviewing employment agreements, severance agreements, salary changes, incentive plan payouts and stock grants for our executive officers; and

•	approving and reviewing director compensation, including retainer fees, board and committee meeting fees and equity compensation.

The Compensation Committee has retained Frederic W. Cook & Co. since 2003 to assist it in formulating our executive compensation program. In 2005, the Compensation Committee engaged Frederic W. Cook & Co. to review the compensation packages of similarly situated companies so that we could ensure the compensation provided to our executive officers was competitive and consistent with industry standard.

Also in 2006, management retained Buck Consultants to assist with the Company’s executive compensation philosophies. Buck Consultants reviewed the design of the Kitty Hawk, Inc. 2006 Leadership Performance Plan, which was based off of the Kitty Hawk, Inc. 2005 Leadership Performance Plan. Frederic W. Cook & Co. prepared the Kitty Hawk, Inc. 2004 Leadership Performance Plan, which has served as the model for our subsequent leadership performance plans. Buck Consultants helped ensure that we aligned pay and performance while considering stockholder expectations.

The Compensation Committee operates under a formal charter, which is available on our website, www.kittyhawkcompanies.com, by selecting the “Corporate Information” section and then selecting the “Corporate Governance” section. Pursuant to the Compensation Committee charter, the Compensation Committee may delegate authority and responsibilities to subcommittees as it deems proper. In 2006, the Compensation Committee met six times. A further discussion of the Company’s compensation practices is discussed below under “Compensation Discussion and Analysis.”

Governance and Nominating Committee.  Our Governance and Nominating Committee is comprised of Messrs. Howe, Keating and Ruffolo (Chairperson).

Our Governance and Nominating Committee is responsible for:

•	recommending candidates to serve on our Board of Directors;

•	evaluating the qualifications of each candidate for election to our Board of Directors against the independence requirements set forth in the Governance and Nominating Committee charter;

•	recommending the slate of directors to be nominated for election at our Annual Meeting;

•	recommending directors to fill vacancies on our Board of Directors;

•	recommending and reviewing the establishment of, the responsibilities of and the qualifications for membership on committees of our Board of Directors;

•	advising our Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to our Board of Directors modifications or amendments to, our corporate governance guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for our new directors;

•	developing and overseeing an annual self-assessment of our Board of Directors;

•	reviewing the adequacy of the independence requirements set forth in the Governance and Nominating Committee charter; and

•	reassessing, on at least an annual basis, the adequacy of the Governance and Nominating Committee’s charter.

The committee operates under a formal charter and in accordance with our corporate governance guidelines, both of which are available on our website, www.kittyhawkcompanies.com, by selecting the “Corporate Information” section and then selecting the “Corporate Governance” section.

Our Governance and Nominating Committee is required to meet at least twice annually. In 2006, the Governance and Nominating Committee met two times. The committee acted unanimously in recommending the nomination of the directors, subject to stockholder approval, as discussed in “Election of Directors” above.

Our Governance and Nominating Committee periodically reviews our corporate governance practices and compares them to emerging best practices and changes in law and applicable regulations. Our Governance and Nominating Committee understands the importance of good corporate governance and takes steps to update our practices as appropriate.

Process of Identifying and Evaluating Director Nominees.  The Governance and Nominating Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers potential candidates for director that come to the attention of the committee through current members of our Board of Directors, stockholders (as described below) or other persons.

Additionally, the Governance and Nominating Committee has the authority to retain at our expense a search firm to help the committee fulfill its responsibility of identifying candidates for Board of Director membership. The committee has the sole authority to retain a search firm and to approve any such firm’s reasonable fees and other terms of retention.

Candidates for our Board of Directors are evaluated at regular or special meetings of the Governance and Nominating Committee throughout the year, and each candidate — whether identified by the committee, by our stockholders or otherwise — will be evaluated using the same standards and in the same manner by the committee.

If, based on the Governance and Nominating Committee’s initial evaluation, a candidate continues to be of interest to the committee, the Chairperson of the Governance and Nominating Committee will interview and evaluate the candidate and communicate such evaluation to the other Governance and Nominating Committee members, the Chairman of our Board of Directors, and our President and Chief Executive Officer. Later reviews of the candidate will be conducted by other members of the Governance and Nominating Committee. Ultimately, background and reference checks will be conducted and the Governance and Nominating Committee will meet to finalize its list of recommended candidates for our Board of Directors’ consideration.

The nominations process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance and Nominating Committee intends to review the nominations process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change. The Governance and Nominating Committee may amend the nominations process and minimum criteria for nominating directors at any time.

Minimum Criteria for Nominating Directors.  The Governance and Nominating Committee charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the committee to our full Board of Directors. Candidates nominated for election or re-election by the committee to our Board of Directors must:

•	possess high personal and professional ethics, integrity and values, an independent mind and mature judgment;

•	have the depth of experience and the availability to perform as a board member along with a balance of business interests and experience comparable to, or exceeding, our incumbent or other nominated directors;

•	be prepared to represent the best interests of all of our stockholders and not just one particular constituency;

•	not have, or not have a family member who has, any material personal, financial or professional interest in any of our present or potential competitors; and

•	be prepared to participate fully in Board of Directors activities, including active membership on at least one committee of our Board of Directors (subject to any independence requirements of the SEC, any exchange or quotation system on which our securities are listed or quoted and our corporate governance guidelines) and attendance at, and active participation in, meetings of our Board of Directors and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

The above criteria are minimum qualifications and, ultimately, the Governance and Nominating Committee will recommend to our full Board of Directors individuals whom the committee believes will be effective, along with the other members of our Board of Directors, in serving the long-term interests of our stockholders. Candidates are also evaluated based on their background and the need for any required expertise on our full Board of Directors or one of its committees at any particular time.

Stockholder Recommendations of Director Candidates to the Nominating and Corporate Governance Committee

As discussed above, the Governance and Nominating Committee will consider individuals recommended by our stockholders to serve on our Board of Directors. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

Submissions must include:

•	the name and address, as they appear in our records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner, if any, may respectively have with the recommended individual;

•	biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer’s business);

•	all previous and current directorships, or similar positions, held by the recommended individual; and

•	any other information that the stockholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.

The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders. In accordance with our Bylaws, recommendations for nominations for our 2008 Annual Meeting of Stockholders must be received not more than 180 days nor less than 90 days before the first anniversary of the 2007 Annual Meeting of Stockholders, to assure time for meaningful consideration and evaluation of all potential nominees by our Nomination and Corporate Governance Committee. In the event that the date we set for our 2008 Annual Meeting of Stockholders is not within 30 days of the one year anniversary of our 2007 Annual Meeting of Stockholders, recommendations for nominations made by a stockholder must be received no later than the close of business on the tenth day following the earlier of (i) the day on which notice of the meeting date was mailed or (ii) public disclosure of the meeting date was made.

Stockholder Communications with Board of Directors and Committees

Any stockholder who desires to make his or her concerns known to an individual director, a committee of our Board of Directors or our entire Board of Directors may do so by e-mail to our Board of Directors at bod@kha.com or by mail to: Board of Directors at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261. Our Secretary will forward all stockholder communication, other than communication that is not properly directed or is frivolous, to the director, the specific committee or the entire Board of Directors, as requested in the communication.

Any communications to us from one of our officers or directors will not be considered “stockholder communications.” Communications to us from one of our employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act will not be viewed as “stockholder communications.”

Code of Ethics

We have adopted a Code of Business Ethics and Conduct Policy applicable to all of our employees, which is a “code of ethics” as defined by applicable rules of the SEC. The code is available on our website, www.kittyhawkcompanies.com, by selecting the “Corporate Information” section and then selecting the “Corporate Governance” section. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this code to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. Any stockholder who wishes to obtain a copy of our code of ethics may obtain one by submitting a written request to us at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to us about the beneficial ownership of our common stock as of July 1, 2007, by:

•	each person or entity whom we know to own beneficially more than 5% of our common stock;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2006;

•	each of our directors; and

•	all of our directors and executive officers as of July 1, 2007 as a group.

For purposes of this proxy solicitation statement, Robert W. Zoller, Jr., James R. Kupferschmid, Robert Barron, Gary Jensen, Steven E. Markhoff and Toby Skaar are referred to in this proxy solicitation statement as our “named executive officers.”

The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying stock options, warrants and shares of Series B Redeemable Preferred Stock that are exercisable by that person within sixty days of July 1, 2007. However, shares underlying such stock options, warrants and shares of Series B Redeemable Preferred Stock are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person, other than with respect to shares of common stock underlying stock options and restricted stock units under which individuals have no sole voting or investment power. Percentage of beneficial ownership is based on 53,543,034 shares of common stock outstanding as of July 1, 2007.

Unless otherwise indicated in the footnotes, the address for each listed person is c/o Kitty Hawk, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

	Shares Beneficially Owned
	Number	Percentage

Directors and Executive Officers(1):
Robert Barron(2)	284,125	*
Alan Howe(3)	12,278	*
Gary Jensen(4)	50,625	*
Melvin L. Keating(5)	70,348	*
James R. Kupferschmid(6)	150,000	*
Steven E. Markhoff(7)	374,125	*
Bryant R. Riley(8)	9,660,475	17.2
Joseph D. Ruffolo(9)	142,159	*
Toby Skaar(10)	—	*
Robert W. Zoller, Jr.(11)	1,154,975	2.1
All current directors and executive officers as a group:
(10 persons)	12,114,735	21.7
Beneficial Owners of More Than 5%(12):
Lloyd I. Miller, III(13)	12,970,713	21.6
Dane Andreeff(14)	5,937,063	11.1
Paul J. Solit(15)	5,270,467	9.0
Laurus Master Fund, Ltd.(16)	5,287,297	9.0
Bonanza Master Fund, Ltd.(17)	5,115,405	8.9
Resurgence Asset Management, L.L.C.(18)	4,340,765	8.0
Tontine Capital Partners, L.P.(19)	4,175,200	7.8

*	Less than one percent

(1)	Beneficially owned shares may include stock options that are currently exercisable. The shares deliverable upon the exercise of such options, however, might not be vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option, which restricted stock will vest on the same schedule as the stock option.

(2)	Includes 4,125 shares of common stock that may be acquired by Mr. Barron within 60 days of July 1, 2007 through the conversion of restricted stock units and 280,000 shares of common stock that may be acquired by Mr. Barron within 60 days of July 1, 2007 through the exercise of stock options.

(3)	Includes 12,278 shares of common stock that may be acquired by Mr. Howe within 60 days of July 1, 2007 through the conversion of restricted stock units.

(4)	Includes 4,125 shares of common stock that may be acquired by Mr. Jensen within 60 days of July 1, 2007 through the conversion of restricted stock units and 46,500 shares of common stock that may be acquired by Mr. Jensen within 60 days of July 1, 2007 through the exercise of stock options.

(5)	Includes 42,448 shares of common stock that may be acquired by Mr. Keating within 60 days of July 1, 2007 through the conversion of restricted stock units.

(6)	Includes 150,000 shares of common stock that may be acquired by Mr. Kupferschmid within 60 days of July 1, 2007 through the exercise of stock options.

(7)	Includes 4,125 shares of common stock that may be acquired by Mr. Markhoff within 60 days of July 1, 2007 through the conversion of restricted stock units and 370,000 shares of common stock that may be acquired by Mr. Markhoff within 60 days of July 1, 2007 through the exercise of stock options.

(8)	Bryant R. Riley, or Riley, is (i) the Chairman of B. Riley & Co., Inc., a member broker-dealer of the NASD, Inc.; (ii) managing member of Riley Investment Management LLC, which is the general partner of Riley Investment Partners Master Fund, L.P.; and (iii) a trustee for B. Riley & Co. Retirement Trust. Riley beneficially owns 9,660,475 shares of common stock, consisting of: (i) 9,018,063 shares beneficially owned by Riley Investment Partners Master Fund, L.P. (which includes warrants to purchase 426,829 shares of common stock and 1,750 shares of Series B Redeemable Preferred Stock convertible into 1,822,158 shares of common stock); (ii) 419,405 shares beneficially owned by B. Riley & Co. Retirement Trust (which includes warrants to purchase 60,976 shares of common stock and 250 shares of Series B Redeemable Preferred Stock convertible into 260,309 shares of common stock); (iii) 210,652 shares beneficially owned by B. Riley & Co., Inc.; and (iv) 12,355 shares of common stock that may be acquired by Riley within 60 days of July 1, 2007 through the conversion of restricted stock units. Riley is the custodian of his children’s accounts, in which 70,000 shares of common stock are held, and an investment advisory client of Riley Investment Management LLC holds 473,235 shares. Riley disclaims beneficial ownership of the foregoing shares held by his children’s accounts and an investment advisory client. The principal business address of Bryant R. Riley is 11100 Santa Monica Blvd., Suite 810, Los Angeles, California 90025.

(9)	Includes 55,384 shares of common stock that may be acquired by Mr. Ruffolo within 60 days of July 1, 2007 through the conversion of restricted stock units and 50,000 shares of common stock that may be acquired by Mr. Ruffolo within 60 days of July 1, 2007 through the exercise of stock options.

(10)	In September 2006, Mr. Skaar’s employment with us was terminated and all of his stock options and restricted stock units have since either been exercised or forfeited.

(11)	Includes 1,040,000 shares of common stock that may be acquired by Mr. Zoller within 60 days of July 1, 2007 through the exercise of stock options.

(12)	The information regarding beneficial ownership of our common stock is included in reliance on reports filed by such entities with the SEC or is based on information provided to us by such entities, except that the percentage is based upon calculations made by us in reliance upon the number of shares of our common stock reported to be beneficially owned by such entities in such reports.

(13)	Lloyd I. Miller, III, or Miller, is: (i) the investment advisor to the trustee of Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller; (ii) the manager of Milfam LLC, an Ohio limited liability company, which is the managing general partner of Milfam I L.P., a Georgia limited partnership, and Milfam II L.P., a Georgia limited Partnership; and (iii) the custodian to certain accounts created pursuant to the Florida Uniform Gift to Minors Act for Alexandra Miller (“Alexandra UGMA”) and Lloyd I. Miller, IV (“Lloyd IV UGMA”). Miller beneficially owns 12,970,713 shares of common stock, consisting of: (i) 2,739,842 shares owned of record by Trust A-4 — Lloyd I. Miller; (ii) 250,000 shares owned of record by Trust C — Lloyd I. Miller; (iii) 709,343 shares owned of record by Milfam I L.P.; (iv) 5,256,676 shares owned of record by Milfam II L.P. (which includes warrants to purchase 487,805 shares of common stock and 2,000 shares of Series B Redeemable Preferred Stock convertible into 2,082,465 shares of common stock); (v) 30,000 shares owned by Alexandra UGMA; (vi) 32,000 shares owned by Lloyd IV UGMA; and (vii) 3,952,852 shares owned by Miller directly (which includes warrants to purchase 731,707 shares of common stock and 3,000 shares of Series B Redeemable Preferred Stock which is convertible into 3,123,698 shares of common stock). PNC Bank, N.A. is the trustee of both Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller and as such, PNC Bank, N.A. may be deemed to beneficially own the shares of common stock currently owned by Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller and any shares that may be purchased by Trust A-4 — Lloyd I. Miller and Trust C — Lloyd I. Miller upon the exercise of warrants held by them. PNC Bank, N.A. disclaims such beneficial ownership. The principal address of Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102.

(14)	Dane Andreeff, or Andreeff, is the Managing Member of Maple Leaf Capital I, L.L.C. (“MLC”), which is the general partner of Maple Leaf Discovery LP (“MLD”), Maple Leaf Discovery I LP (“MLD I”) and Maple Leaf Offshore LP (“MLD Offshore”). Andreeff beneficially owns an aggregate of 5,937,063 shares of our common stock, consisting of (i) 528,117 shares beneficially owned by MLD; (ii) 4,743,460 shares beneficially owned by MLD I; and (iii) 665,486 shares beneficially owned by MLD Offshore. Andreeff beneficially owns the shares beneficially owned by MLD, MLD I and MLD Offshore as the Managing Member of MLC, which beneficially owns the shares of MLD, MLD I and MLD Offshore as the general partner of MLD, MLD I and MLD Offshore. Andreeff Equity Advisors, L.L.C. has shared voting and investment power over such shares of common stock. The principal business address of Dane Andreeff is 450 Laurel Street, Suite 2105, Baton Rouge, Louisiana 70801.

(15)	Paul J. Solit, or Solit, is: (i) the Managing Member of Potomac Capital Management LLC (“PCMLLC”), which is the general partner of Potomac Capital Partners LP (“PCPLP”); (ii) the President and sole owner of Potomac Capital Management Inc. (“PCMI”); and (iii) a Director of Potomac Capital International Ltd. (“PCIL”), an international business company formed under the laws of the British Virgin Islands. PCMI is the Investment Manager of (i) PCIL and (ii) Pleiades Investment Partners-R, LP (“Pleiades”), a private investment partnership formed under the laws of the State of Delaware. Solit beneficially owns 5,270,467 shares of common stock, consisting of: (i) 2,295,289 shares beneficially owned by PCPLP (which includes warrants to purchase 424,878 shares of common stock and 1,742 shares of Series B Redeemable Preferred Stock convertible into 1,813,827 shares of common stock); (ii) 1,554,788 shares beneficially owned by Pleiades (which includes warrants to purchase 287,805 shares of common stock and 1,180 shares of Series B Redeemable Preferred Stock convertible into 1,228,654 shares of common stock); and (iii) 1,420,390 shares beneficially owned by PCIL (which includes warrants to purchase 262,927 shares of common stock and 1,078 shares of Series B Redeemable Preferred Stock convertible into 1,122,448 shares of common stock). The principal business address of Paul J. Solit is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(16)	Laurus Master Fund, Ltd. (“Laurus”) holds a warrant to acquire 4,000,000 shares of our common stock at an exercise price of $0.55 per share and a warrant to acquire 4,216,657 shares of our common stock at an exercise price of $0.91 per share. The warrants each contain an issuance limitation prohibiting Laurus from exercising the warrants to the extent that such exercise would result in beneficial ownership by Laurus of more than 9.99% of the shares of our common stock then issued and outstanding (the “Issuance Limitation”). Therefore, currently Laurus reports beneficial ownership of 5,287,297 shares of common stock in accordance with the Issuance Limitation. The Issuance Limitation may be waived by Laurus upon at least 61 days prior notice to the Company and automatically becomes null and void following notice to us of the occurrence and/or continuance of an event of default (as defined in and pursuant to the terms of the applicable instrument). Laurus is managed by Laurus Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC and share sole voting and investment power over the securities owned by Laurus. The mailing address of Laurus Master Fund, Ltd. is c/o Laurus Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, New York 10017.

(17)	Bonanza Master Fund, Ltd. (“BMF”) beneficially owns 5,115,405 shares of common stock (which includes warrants to purchase 731,707 shares of common stock and 3,000 shares of Series B Redeemable Preferred Stock convertible into 3,123,698 shares of common stock). Bernay Box, as the President of Bonanza Fund Management, Inc., a Texas corporation, which is the general partner of Bonanza Capital, Ltd., a Texas limited partnership, which is the general partner of BMF, may be deemed to share beneficial ownership of shares of common stock beneficially owned by BMF or acquired by BMF. Mr. Box disclaims any such beneficial ownership. The principal business address of BMF is 300 Crescent Court, Suite 250, Dallas, Texas 75201.

(18)	Resurgence Asset Management, L.L.C. (“RAM”) and its affiliates, Resurgence Asset Management International, L.L.C. (“RAMI”) and Re/Enterprise Asset Management, L.L.C. beneficially own in their capacities as investment advisors an aggregate of 4,340,765 shares of our common stock, of which (i) 3,361,120 shares are issued and outstanding and (ii) 979,645 shares may be acquired within 60 days of April 18, 2007 upon the exercise of outstanding warrants. RAM is the general partner and/or sole investment advisor of M.D. Sass Corporate Resurgence Partners, L.P. and M.D. Sass Corporate Resurgence Partners II, L.P. RAMI is the sole investment advisor of M.D. Sass Corporate Resurgence International, Ltd. Re/Enterprise Asset Management, L.L.C. is the sole investment advisor to two employee pension plans and an advisor of M.D. Sass Associates, Inc. Employee Retirement Plan. Re/Enterprise Asset Management, L.L.C. is general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. and M.D. Sass Re/Enterprise II, L.P. Mr. Martin D. Sass serves as Chairman and Chief Executive Officer of RAM, RAMI, M.D. Sass Investors Services, Inc. and Re/Enterprise Asset Management L.L.C., and, in such capacity, may be deemed to beneficially own the shares of our common stock beneficially owned by RAM, RAMI and Re/Enterprise Asset Management L.L.C. In addition, funds which have invested side by side with funds managed by RAM and RAMI beneficially own 99,808 shares. Each of RAM, RAMI and Re/Enterprise Asset Management, L.L.C. disclaims any beneficial ownership of the shares owned by entities it advises. The business address of each of Mr. Sass, RAM, RAMI and Re/Enterprise Asset Management L.L.C. is 1185 Avenue of the Americas, New York, New York 10036.

(19)	Tontine Capital Partners, L.P. beneficially owns an aggregate of 4,175,200 shares of our common stock, all of which are issued and outstanding. The general partner of Tontine Capital Partners, L.P. is Tontine Capital Management, L.L.C., which may be deemed to be the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The Managing Member of Tontine Capital Management, L.L.C. is Jeffrey L. Gendell, and he may be deemed the beneficial owner of all of the shares of our common stock beneficially owned by Tontine Capital Partners, L.P. The business address of Tontine Capital Partners, L.P. is 55 Railroad Avenue, Greenwich, Connecticut 06830.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft and Engine Use Agreement

During 2006, we were parties to an aircraft and engine use agreement with the Kitty Hawk Collateral Liquidating Trust. As of July 1, 2007, the beneficiaries of the Kitty Hawk Collateral Liquidating Trust beneficially and collectively owned greater than five percent of our outstanding common stock.

The aircraft and engine use agreement makes certain Boeing 727-200 airframes and aircraft engines available to us for operation by Kitty Hawk Aircargo, Inc. The aircraft and engine use agreement requires us to pay for a minimum use of the airframes and the aircraft engines, subject to certain qualifications. As of July 1, 2007, we were operating one Boeing 727-200 cargo airframe and one aircraft engine in revenue service pursuant to this agreement. During 2006, we paid the Kitty Hawk Collateral Liquidating Trust $2.4 million related to the use of these airframes and aircraft engines. In 2006, we had no heavy maintenance costs that we paid on behalf of the Kitty Hawk Collateral Liquidating Trust in accordance with the agreement governing our use of these airframes and engines.

Series B Redeemable Preferred Stock and Warrants

On November 9, 2005, we sold 14,800 shares of Series B Redeemable Preferred Stock in a private placement. Also, in connection with the issuance of the Series B Redeemable Preferred Stock, we granted the purchasers warrants to purchase an aggregate of 3,609,756 shares of common stock. The warrants have a term of five years, an exercise price equal to $0.82 per share and are currently exercisable. The purchasers included 5% or greater stockholders and their affiliates, including Lloyd I. Miller, III and Messr. Riley, who is also currently one of our directors. Of the $14.8 million invested in the Company in this transaction, Messr. Riley and his affiliates invested $2.0 million and Mr. Miller and his affiliates invested $5.0 million.

In connection with the sale of the Series B Redeemable Preferred Stock, we also entered into a registration rights agreement with the purchasers. Under the registration rights agreement, we filed a registration statement on Form S-3 with the SEC on January 12, 2006 relating to the resale by the purchasers of the shares of common stock issuable upon conversion of the Series B Redeemable Preferred Stock or exercise of the warrants. In addition, we registered the resale of additional shares of common stock held by Lloyd I. Miller, III and his affiliates. The registration statement became effective on April 6, 2006. We paid all of the fees and expenses in connection with the preparation and filing of the registration statement and the listing of the shares of common stock issuable upon conversion of the Series B Redeemable Preferred Stock or exercise of the warrants with AMEX.

In connection with the private placement, we amended our existing rights agreement to exempt Lloyd I. Miller, III and his affiliates and associates, or Miller, from triggering the rights agreement in connection with the private placement. Under this amendment, Miller can beneficially own up to 23.5% of our voting securities without triggering the rights agreement. This exemption terminates when Miller’s beneficial ownership of our voting securities falls below 15% or if Miller is in material breach of the standstill agreement described below.

In connection with sale of the Series B Redeemable Preferred Stock, we also entered into a standstill agreement with each of the purchasers. Under this standstill agreement, subject to certain conditions and exemptions, the purchasers of the Series B Redeemable Preferred Stock may not (i) enter into a voting agreement; (ii) call a special meeting of the stockholders; (iii) commence a tender offer for any voting securities; (iv) attempt to acquire a substantial portion of our assets or facilitate any business combination or restructuring of us; (v) amend or appeal anti-takeover measures we currently have in place; or (vi) arrange, or participate in, any financing for any of the foregoing transactions. In addition, Miller has agreed not to vote any shares of our capital stock in excess of 14.99% of the outstanding shares of common stock in any proxy solicitation (other than one conducted by us) or an election contest, without the approval of our Board of Directors.

Dividends Paid to Holders of Series B Redeemable Preferred Stock

In March 2007, our Board of Directors declared a dividend for the three months ending March 31, 2007 on our Series B Redeemable Preferred Stock in the amount of $27.61 for each share of Series B Redeemable Preferred Stock issued and outstanding on March 27, 2007. The Company gave the holders of our Series B Redeemable Preferred Stock the option of receiving shares of the Company’s common stock in lieu of cash to settle the dividend. Certain of our 5% or greater stockholders and their affiliates accepted common stock in lieu of cash, and the Company issued 375,167 shares of our common stock at a price of $0.85 per share to certain of our holders of Series B Redeemable Preferred Stock, equal to approximately $318,892 in cash. Messr. Riley and his affiliates received 64,964 shares of the Company’s common stock in connection therewith, equal to approximately $55,219. Miller received 162,411 shares of the Company’s common stock in connection therewith, equal to approximately $138,049.

Security Agreement and Secured Revolving Note

On March 29, 2007, we entered into a Security Agreement and Secured Revolving Note, or the Revolving Facility, and other Ancillary Agreements as defined in the Revolving Facility, together with all amendments, modifications and/or supplements thereto, with Laurus Master Fund, Ltd., or Laurus, which replaced our prior credit facility with PNC Bank, National Association. B. Riley & Co., Inc. acted as the placement agent in connection with the Revolving Facility. We paid B. Riley & Co., Inc. a placement fee of $262,500 upon closing of the Revolving Facility. B. Riley & Co., Inc. is an affiliate of one of our 5% or greater stockholders and directors, Messr. Riley.

Policies and Procedures

Our Audit Committee reviews and approves in advance any proposed transaction or series of transactions to which the Company or our subsidiaries is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons would have a direct or indirect material interest: (i) any director or executive officer of the Company or our subsidiaries, (ii) any nominee for election as a director of the Company, (iii) any person who is known by the Company to be the beneficial owner of more than five percent of our voting securities, and (iv) any family member of any of the foregoing persons. Where required, the above listed transactions were approved in accordance with this policy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Program

The primary objective of our executive compensation program is to attract, retain and motivate executives to lead us to achieve our company-wide or business-unit goals. This underlying principle reflects our Compensation Committee’s belief that executive compensation should seek to align the interests of our executives with those of our stockholders on both a short-term and long-term basis. The Compensation Committee intends for our executive compensation program to utilize three components: (i) base salary, (ii) short-term, performance based cash incentives pursuant to a cash bonus plan and (iii) long-term equity-based compensation pursuant to the 2003 Long Term Equity Incentive Plan, or the Plan. The Compensation Committee believes that by emphasizing these three components, we can provide our executives with a competitive total compensation package that will allow us to retain and attract key executives while also maintaining a reasonable cost structure. We also offer our executive officers common employee benefits that are generally available to our non-executive officer employees.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward the contribution made to Kitty Hawk by each executive officer. In measuring the contribution of an executive officer to Kitty Hawk, the Compensation Committee considers, among other things, the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading our initiatives to (i) increase customer satisfaction, (ii) enhance growth, and (iii) propose, implement and ensure compliance through internal and external audits with Kitty Hawk’s policies and applicable government regulations. In addition, the Compensation Committee considers the executive officer’s role in creating operational efficiencies and integrating new business and services.

Elements of Our Compensation Plan

Base Salaries.  Base salaries for our executive officers are reviewed on an annual basis and determined by a combination of factors including an individual’s experience, level of responsibility, past performance and potential for making significant contributions to our future performance, competitive salary levels within the industry and our specific needs. A peer group analysis of 17 companies in our industry was performed by Frederic W. Cook & Co. in 2003. In addition, each of our executive officers has entered into an employment agreement with us that sets the minimum base salary for that executive officer.

In June 2006, Mr. Markhoff’s salary was increased from $199,999 to $220,000 per annum as a result of an increase in responsibilities when he became the Senior Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. In February 2007, Mr. Barron’s salary was increased from $150,000 to $170,000 per annum as a result of an increase in responsibilities as Vice President and Chief Operating Officer of Kitty Hawk Aircargo, Inc. and a review of competitive market salaries.

In February 2007, each of our executive officers agreed to a temporary, voluntary 5% salary reduction through June 30, 2007. In July 2007, each of our executive officers agreed to extend the voluntary 5% salary reduction through August 31, 2007. Each executive officer waived a provision in his or her employment agreement that prohibits salary reductions and agreed that the temporary salary reduction would not trigger a clause under his or her employment agreement whereby a salary reduction is an event that allows the executive officer to terminate his or her employment with good reason (as defined in the employment agreements). In addition, the temporary salary reduction ceases to be effective and does not affect any calculation of benefits if the executive officer is terminated by death, disability, termination by the Company without cause (as defined in the employment agreements), termination by the executive officer for good reason (other than the temporary salary reduction) or change in control (as defined in the employment agreements). All other terms of the employment agreements remain the same.

Short-Term Incentives.  During 2006, we adopted the Kitty Hawk, Inc. 2006 Leadership Performance Plan, a short-term, performance based cash incentive plan. It provided for eligible employees and executive officers to receive a cash payment if we met certain financial and other performance measures during 2006. Specifically, the 2006 Leadership Performance Plan was a continuation of the bonus structure initially adopted by the Company in 2004. Corporate financial objectives were established at the beginning of the year. The Compensation Committee established a payment schedule that provided for incentive payments to range from 0% to 150% of each individual’s “target” bonus based on whether or not defined threshold, norm or maximum performance was achieved during the year. As a result of not meeting threshold performance levels, no incentive payments were made pursuant to the 2006 Leadership Performance Plan.

Long-Term Compensation.  We believe that it is important for our executive officers to have an equity stake in us because it ensures that our executive officers have a continuing incentive in our long-term success. As a result, we annually award stock options and restricted stock units to our executive officers. See “Description of Equity Based Awards Granted to Named Executive Officers” below for a description of the terms of the stock options and restricted stock units. In awarding stock options and restricted stock units, we periodically review the level of equity grants to executives at other similarly situated companies, the awards granted to our other executives, the number of options and restricted stock units currently held by the executive officer, the allocation of overall share usage attributed to executive officers, the relative proportion of long-term compensation within the total compensation mix and the individual officer’s specific role at the Company. The Plan acts as the long-term equity incentive compensation program for our executive officers. In 2006, we issued stock options exercisable for up to 425,079 shares of our common stock and 357,000 restricted stock units under the Plan to our executive officers and employees.

Employee Benefits and Perquisites.  Executive officers are eligible to participate in our standard employee benefit programs, including medical, disability and life insurance, the leadership performance plan, standard vacation plans and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, or the Code. We currently match 1/2% of each 1% contributed by an executive officer to his or her 401(k) account, up to a maximum of 8%. Other than the foregoing, we do not offer our executive officers other benefits or perquisites.

How the Company Chose Amounts for Each Element and How Each Element Fits into Our Overall Compensation Objectives

The Compensation Committee considers the compensation practices and performances of other corporations that are most likely to compete with us for the services of our executive officers. As discussed above, Frederic W. Cook & Co. previously performed a peer group analysis of 17 companies in our industry to help us determine appropriate compensation levels. The compensation of each executive officer, except the chief executive officer, is also based upon the recommendation of our chief executive officer to the Compensation Committee. The compensation of the chief executive officer is determined by the Compensation Committee, with input from the chief executive officer. The Compensation Committee reviews the compensation of each executive officer annually and strives to set compensation at a level that is in accordance with similarly situated companies as based upon the peer group analysis.

As discussed above, we have three primary areas of compensation: base salary, short-term incentives and long-term compensation. Our base salary is designed to attract and retain talented executive officers. We entered into employment agreements with each of our executive officers for long-term stability. Generally, if we have employed an executive officer for a period of one year and we are satisfied with the employment, we reward the executive officer by entering into an employment agreement. Our short-term incentives are designed to motivate our executive officers to help increase the financial performance of the Company each year. Our long-term incentives are designed to align the goals of our executive officers with those of our stockholders.

Hiring of Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co. since 2003 to assist it in formulating our executive compensation program. In 2005, the Compensation Committee engaged Frederic W. Cook & Co. to review the compensation packages of similarly situated companies so that we could ensure the compensation provided to our executive officers was competitive and consistent with industry standard.

Also in 2006, management retained Buck Consultants to assist with the Company’s executive compensation philosophies. Buck Consultants reviewed the design of the Kitty Hawk, Inc. 2006 Leadership Performance Plan, which was based off of the Kitty Hawk, Inc. 2005 Leadership Performance Plan. Frederic W. Cook & Co. prepared the Kitty Hawk, Inc. 2004 Leadership Performance Plan, which has served as the model for our subsequent leadership performance plans. Buck Consultants helped ensure that we aligned pay and performance while considering shareholder expectations.

Accounting and Tax Treatment

In 1994, the Internal Revenue Code, or the Code, was amended to add a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “qualifying disposition,” are subject to the tax limitation unless they meet certain requirements. We have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.

Summary Compensation Table

The following table sets forth the compensation earned for services rendered to us in all capacities for the three most recently completed fiscal years by our Chief Executive Officer, Chief Financial Officer and the four other executive officers as of December 31, 2006. These individuals are referred to as the “named executive officers” here and elsewhere in this Proxy Statement.

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Total

Robert W. Zoller, Jr.(3)	2006	$350,000	$—	$12,644	$70,879	$7,500	$441,023
President and	2005	350,000	—	2,931	59,859	3,645	416,435
Chief Executive Officer	2004	300,000	178,500	—	52,175	34,000	564,675
James R. Kupferschmid(4)	2006	200,000	—	1,059	29,825	5,333	236,217
Vice President and	2005	88,295	—	—	14,913	40,000	143,208
Chief Financial Officer	2004	—	—	—	—	—	—
Robert Barron	2006	154,615	—	5,390	63,246	4,644	227,895
Vice President and	2005	118,846	—	1,444	47,838	1,200	169,328
Chief Operating Officer	2004	88,269	57,250	—	21,643	—	167,162
of Kitty Hawk Aircargo, Inc.
Gary Jensen(5)	2006	141,667	—	3,287	4,620	—	149,574
Vice President and	2005	—	—	—	—	—	—
Chief Operating Officer of	2004	—	—	—	—	—	—
Kitty Hawk Ground, Inc.
Steven E. Markhoff	2006	211,667	—	5,390	29,616	7,504	254,177
Senior Vice President,	2005	200,000	—	1,444	19,922	6,000	227,366
Chief Operating Officer	2004	200,000	98,750	—	15,653	—	314,403
of Kitty Hawk Cargo, Inc. and Corporate Secretary
Toby Skaar(6)	2006	183,462	—	—	24,570	2,160	210,192
Former Vice President	2005	180,000	—	1,444	19,495	—	200,939
and Chief Operating Officer of Kitty Hawk Cargo, Inc.	2004	160,000	120,275	—	15,653	—	295,928

(1)	Refer to Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements included in the 2006 Form 10-K for the relevant assumptions used to determine the valuation of our equity awards.

(2)	Represents matching contributions made by us under the terms of our 401(k) plan. In addition, Mr. Zoller received $30,000 in 2004, in accordance with his employment agreement, for reimbursement of moving expenses incurred in 2002. Mr. Kupferschmid received $40,000 in 2005, in accordance with his employment agreement, for reimbursement of moving expenses incurred in 2005. Mr. Jensen received $16,177 in 2006, in accordance with his employment agreement, for reimbursement of realtor fees.

(3)	On April 30, 2007, Mr. Zoller retired from his position as Chief Executive Officer and President.

(4)	Mr. Kupferschmid joined us in July 2005.

(5)	Mr. Jensen joined us in April 2006.

(6)	On May 30, 2006, Mr. Skaar ceased serving as the Senior Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. and accepted a new position as Vice President Sales of Kitty Hawk Cargo, Inc. At that time, Mr. Skaar entered into a new employment agreement with the Company that superseded his prior employment agreement. In September 2006, Mr. Skaar’s employment with the Company was terminated and he entered into a severance agreement with the Company, which is described below. All of Mr. Skaar’s unexercised stock options were forfeited on January 11, 2007.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award to a named executive officer in the last completed fiscal year under the Plan.

GRANTS OF PLAN-BASED AWARDS AS OF DECEMBER 31, 2006

			All Other
		All Other	Option Awards:		Grant Date
		Stock Awards:	Number of	Exercise or	Fair Value
		Number	Securities	Base Price	of Stock
		of Shares	Underlying	of Option	and Option
Name	Grant Date	of Stocks	Options	Awards	Awards

Robert W. Zoller, Jr.	9/30/06	60,000	—	—	$46,200
James R. Kupferschmid	9/30/06	16,500	—	—	$12,705
Robert Barron	9/30/06	—	20,000	$0.77	$10,400
Robert Barron	9/30/06	16,500	—	—	$12,705
Gary Jensen	5/23/06	—	30,000	$0.81	$16,500
Gary Jensen	5/23/06	16,500	—	—	$13,365
Gary Jensen	9/30/06	—	16,500	$0.77	$8,580
Gary Jensen	9/30/06	16,500	—	—	$12,705
Steven E. Markhoff	9/30/06	—	20,000	$0.77	$10,400
Steven E. Markhoff	9/30/06	16,500	—	—	$12,705
Toby Skaar	—	—	—	—	—

Description of Equity Based Awards Granted to Named Executive Officers

Since September 30, 2005, we have generally awarded stock options and restricted stock units to our eligible executive officers, which have historically been granted one time per year on September 30. To determine the amount of equity awards, generally the chief executive officer proposes an amount of equity awards to be awarded our eligible executive officers based upon his review of their performance, and the Compensation Committee reviews the proposal. In 2005, the Compensation Committee received guidance from our compensation consultant, Frederic W. Cook & Co., regarding appropriate levels of equity awards. We reviewed the proposal of the chief executive officer while considering the guidance from the compensation consultant and the Company’s performance to finally determine the amount of equity awards for eligible executive officers. In addition, we have generally awarded stock options and restricted stock units to our executive officers upon execution of an employment agreement with us. The Compensation Committee does not utilize market timing as a basis for granting stock options or restricted stock units. Restricted stock units may not be converted into shares of common stock while an executive officer is employed by us.

Kitty Hawk, Inc. 2003 Long Term Equity Incentive Plan

As discussed above, the Plan acts as the primary long-term equity incentive compensation program for our executive officers. Stock options and restricted stock units are issued to our executive officers pursuant to the Plan. As of July 1, 2007, 8,500,000 shares of our common stock were authorized for issuance under the Plan, of which 6,603,408 shares have been issued or are issuable upon the exercise of outstanding stock options or the conversion of restricted stock units, leaving 1,896,592 shares currently available for future issuance under the Plan.

Stock Options

Stock options may be granted to our executive officers for such number of shares of common stock as the Compensation Committee deems appropriate. The stock options granted to our executive officers are intended to be incentive stock options. The Compensation Committee determines the exercise price for each stock option, subject to certain parameters. Generally, the exercise price is equal to the fair market value of our common stock on the date of grant. The stock options vest annually over three years, and the Compensation Committee may grant stock options that are exercisable prior to their vesting. However, if the stock option is exercised for shares that have not yet vested, the holder will receive restricted stock for the unvested portion of the option. The shares of restricted stock will vest on the same schedule as the stock option. No stock option may be exercised after the expiration of ten years (or five years in the case of incentive stock options granted to executive officers owning more than 10% of the outstanding shares of our common stock) from the date of its grant. Generally, termination of employment with us will cause any exercise period to be reduced in accordance with their terms.

With respect to stock options awarded to executive officers that are unexercised and unvested on the date of the executive officer’s termination from the Company, the stock option will be terminated on the termination date. With respect to unexercised, vested stock options, the stock option will terminate upon the earlier to occur of (i) the termination of the award period (as defined in the incentive stock option agreements, generally ten years from the date of grant (or five years in the case of incentive stock options granted to executive officers owning more than 10% of the outstanding shares of our common stock)); (ii) 365 days from the termination date if termination is due to death or total or permanent disability (as defined in the incentive stock option agreements); (iii) immediately upon termination for cause (as defined in the incentive stock option agreements); (iv) 90 days after termination for any reason other than death, total or permanent disability or by the Company for cause; (v) the date any stock options are forfeited pursuant to the incentive stock option agreements. In the event of change of control (as defined in the incentive stock option agreements), all stock options immediately become vested.

Restricted Stock Units

Restricted stock units granted to our executive officers vest annually over four years. Recipients of restricted stock units are not entitled to receive any dividends. The restricted stock units granted to our executive officers automatically convert into shares of common stock upon the earlier to occur of (i) termination of service as an employee or (ii) a change of control (as defined in the Plan). In the case of a conversion resulting from a termination of service as an employee (other than as a result of death), if the employee is a “specified employee” as defined in Section 409A of the Code, the conversion will instead occur on the earlier of (i) six months from the date of termination of service and (ii) the employee’s death. With respect to restricted stock units awarded to employees, the restricted stock units are immediately forfeited without compensation upon a termination of employment for cause, as defined in the restricted stock unit award agreement. In addition, upon termination of service as employee, all unvested restricted stock units are forfeited.

Outstanding Equity Awards as of December 31, 2006

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

			Option Awards			Stock Awards(3)
	Number of		Number of			Number of	Market Value
	Securities		Securities			Shares	of Shares
	Underlying		Underlying			or Units	or Units
	Unexercised		Unexercised	Option	Option	of Stock	of Stock
	Options		Options	Exercise	Expiration	That Have	That Have
Name	Exercisable(1)		Unexercisable(2)	Price	Date	Not Vested	Not Vested(4)

Robert W. Zoller, Jr.	950,000	(5)	—	$0.30	7/30/2013	25,125	$14,070
	90,000	(6)	—	1.05	9/30/2015	60,000	33,600
James R. Kupferschmid	150,000	(7)	—	1.17	7/11/2015	16,500	9,240
Robert Barron	150,000	(8)	—	1.62	5/24/2014	12,375	6,930
	50,000	(9)	—	1.14	6/07/2015	16,500	9,240
	60,000	(10)	—	1.05	9/30/2015	—	—
	20,000	(11)	—	0.77	9/30/2016	—	—
Gary Jensen	30,000	(12)	—	0.81	5/22/2016	16,500	9,240
	16,500	(13)	—	0.77	9/30/2016	16,500	9,240
Steven E. Markhoff	300,000	(14)	—	0.30	7/30/2013	12,375	6,930
	50,000	(15)	—	1.05	9/30/2015	16,500	9,240
	20,000	(16)	—	0.77	9/30/2016	—	—
Toby Skaar(17)	45,000	(18)	—	1.05	1/11/2007	—	—

(1)	The stock options reported were granted pursuant to the terms of the Plan.

(2)	Although all of the stock options listed in the table were exercisable as of December 31, 2006, a portion of the shares of our common stock that were deliverable upon the exercise of such options by each named executive officer were not vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option. The shares of restricted stock will vest on the same schedule as the stock option.

(3)	Represents restricted stock units granted pursuant to the Plan.

(4)	The dollar amounts shown were based upon a price of $0.56 per share, the closing market price of common stock on December 29, 2006.

(5)	All of these stock options were vested as of November 4, 2006.

(6)	Of the 90,000 shares of common stock issuable to Mr. Zoller upon exercise of the stock option, 30,000 are vested and 60,000 vest in two equal annual installments beginning on September 30, 2007.

(7)	Of the 150,000 shares of common stock issuable to Mr. Kupferschmid upon exercise of the stock option, 100,000 are vested and 50,000 vest on July 11, 2008.

(8)	Of the 150,000 shares of common stock issuable to Mr. Barron upon exercise of the stock option, 118,750 are vested and 31,250 vest in ten equal monthly installments beginning on August 1, 2007.

(9)	Of the 50,000 shares of common stock issuable to Mr. Barron upon exercise of the stock option, 33,333 are vested and 16,667 vest on June 7, 2008.

(10)	Of the 60,000 shares of common stock issuable to Mr. Barron upon exercise of the stock option, 20,000 are vested and 40,000 vest in two equal annual installments beginning on September 30, 2007.

(11)	The 20,000 shares of common stock issuable to Mr. Barron upon exercise of the stock option vest in three annual installments beginning on September 30, 2007.

(12)	Of the 30,000 shares of common stock issuable to Mr. Jensen upon exercise of the stock option, 10,000 are vested and 20,000 vest in two annual installments beginning on May 23, 2008.

(13)	The 16,500 shares of common stock issuable to Mr. Jensen upon exercise of the stock option vest in three annual installments beginning on September 30, 2007.

(14)	All of these stock options were vested as of June 1, 2007.

(15)	Of the 50,000 shares of common stock issuable to Mr. Markhoff upon exercise of the stock option, 16,666 are vested and 33,334 vest in two equal annual installments beginning on September 30, 2007.

(16)	The 20,000 shares of common stock issuable to Mr. Markhoff upon exercise of the stock option vest in three annual installments beginning on September 30, 2007.

(17)	Mr. Skaar’s employment with the Company was terminated in September 2006.

(18)	All of Mr. Skaar’s 45,000 stock options were vested as of September 11, 2006, upon his separation from the Company. Any unexercised stock options were forfeited on January 11, 2007.

Option Exercises and Stock Vested Table

The following table sets forth information concerning each exercise of stock options, stock appreciation rights and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the last completed fiscal year.

OPTION EXERCISES AND STOCK VESTED AS OF DECEMBER 31, 2006

	Option Awards			Stock Awards
	Number of	Value		Number of
	Shares	Realized		Shares	Value
	Acquired	on		Acquired	Realized on
Name	on Exercise	Exercise		on Vesting(1)	Vesting(2)

Robert W. Zoller, Jr.	—	—		8,375	$6,449
James R. Kupferschmid	—	—		—	—
Robert Barron	—	—		4,125	$3,176
Gary Jensen	—	—		—	—
Steven E. Markhoff	—	—		4,125	$3,176
Toby Skaar	60,000	$30,000	(3)	—	—
Toby Skaar	50,625	16,200	(4)	—	—
Toby Skaar	50,625	12,656	(5)	—	—

(1)	Represents restricted stock units granted pursuant to the terms of the Plan.

(2)	The dollar amount shown is based upon a price of $0.77 per share, the closing market price of our common stock on Friday, September 29, 2006. The restricted stock units vested on Sunday, October 1, 2006.

(3)	Mr. Skaar exercised stock options to acquire 60,000 shares of common stock on May 22, 2006. The dollar amount shown is based on a price of $0.80 per share, the closing market price of our common stock on May 22, 2006. The exercise price was $0.30 per share.

(4)	Mr. Skaar exercised stock options to acquire 50,625 shares of common stock on December 5, 2006. The dollar amount shown is based on a price of $0.62 per share, the closing market price of our common stock on December 5, 2006. The exercise price was $0.30 per share.

(5)	Mr. Skaar exercised options to acquire 50,625 shares of common stock on December 28, 2006. The dollar amount shown is based on a price of $0.55 per share, the closing market price of our common stock on December 28, 2006. The exercise price was $0.30 per share.

Disclosure of Potential Post-Employment or Change in Control Payments

Robert W. Zoller, Jr.  On April 20, 2007, Robert W. Zoller, Jr. tendered a notice of retirement from his position as President and Chief Executive Officer of the Company and from all officer and director positions of the Company’s subsidiaries, effective April 30, 2007. He continues to serve as a member of our Board of Directors. In addition, the employment agreement between Mr. Zoller and us dated December 13, 2004 terminated on April 20, 2007.

We entered into an Amended and Restated Separation and Consulting Agreement and General Release (the “Agreement”) with Mr. Zoller effective as of April 20, 2007. Pursuant to the Agreement, starting May 1, 2007, Mr. Zoller will provide consulting services to us until March 15, 2008 (the “Consulting Period”). The Company will pay Mr. Zoller $175,000 for the consulting services. In addition, the Company will pay any COBRA premiums (and reimburse Mr. Zoller from any income taxes thereon) under the Company’s health plans until the earlier of (i) the termination of the Consulting Period or (ii) the date Mr. Zoller becomes eligible to participate in alternative health insurance provided by a third party.

Pursuant to the Agreement, Mr. Zoller agreed not to disclose confidential information of the Company during or after the Consulting Period. In addition, Mr. Zoller agreed not to disparage us nor solicit our customers during the Consulting Period. Mr. Zoller also agreed to not solicit our employees for twelve months after the end of the Consulting Period. Finally, Mr. Zoller released us from any and all claims which he may have had through April 30, 2007. We agreed not to disparage Mr. Zoller through the end of the Consulting Period and agreed to release him from any and all claims which arise out of actions taken by him while serving the Company and acting in good faith.

Mr. Zoller’s stock options will continue to vest during the Consulting Period. Upon the termination of the Consulting Period, any unvested stock options will be forfeited and vested stock options will remain exercisable for ninety days. Any unvested restricted stock units were forfeited on April 30, 2007 and the vested restricted stock units were converted into shares of common stock.

Robert Barron.  On February 19, 2007, Robert Barron entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Barron as the Vice President and Chief Operating Officer of Kitty Hawk Aircargo, Inc. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Barron. The employment agreement has a term commencing on February 19, 2007 and continuing until June 1, 2009, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.

Compensation and Benefits.  Under the employment agreement, Mr. Barron is entitled to an annual base salary of $170,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee. We may not decrease the salary of Mr. Barron during the term of his employment agreement. In addition, Mr. Barron is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by our Board of Directors and any benefit programs adopted by us for the benefit of our executive officers.

Effect of Termination.  Under the employment agreement, if employment is terminated by us other than for cause, as defined in the employment agreement, or by us not renewing the employment agreement or by Mr. Barron for good reason, as defined in the employment agreement, he is generally entitled to receive:

•	six months of the annual base salary in effect on the date of termination or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the six months following termination;

•	a pro-rated bonus for the year of termination equal to (i) the bonus he would have earned for such year if he was employed by us through the end of the year, multiplied by (ii) the percentage of the year of termination that he was employed by us, or the Pro-Rated Bonus; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any options granted to Mr. Barron would immediately vest and become exercisable. Any unvested restricted stock units would be forefeited on the date of the termination of service and any vested restricted stock units would be converted into shares of common stock as soon as possible after the termination of service. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Barron for up to six months following separation.

If employment with us is terminated by reason of death or disability, by Mr. Barron without good reason, by Mr. Barron not renewing the term of the employment agreement or by us for cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without good reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

Effect of a Change in Control.  In the event of a change in control, as defined in the employment agreement the term of the employment agreement continues for the longer of the period remaining in the term or twelve months, the Change in Control Period, and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change in Control Period, Mr. Barron terminates his employment for good reason or we terminate his employment without cause, Mr. Barron is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any equity based awards granted to Mr. Barron would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Barron for up to six months following separation.

Other Protective Provisions.  Under the employment agreement, Mr. Barron is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Gary Jensen.  On December 15, 2006, Gary Jensen entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Jensen as our Vice President and Chief Operating Officer of Kitty Hawk Ground, Inc. The employment agreement replaces and supersedes any existing contractual employment arrangements between us and Mr. Jensen. The employment agreement has a two-year term commencing as of December 15, 2006, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.

Compensation and Benefits.  Under the employment agreement, Mr. Jensen is entitled to an annual base salary of $200,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee. We may not decrease the salary of Mr. Jensen during the term of his employment agreement. In addition, Mr. Jensen is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by our Board of Directors and any benefit programs adopted by us for the benefit of our executive officers.

Effect of Termination.  Under the employment agreement, if employment is terminated by us other than for cause, as defined in the employment agreement, or by us not renewing the employment agreement or by Mr. Jensen for good reason, as defined in the employment agreement, he is generally entitled to receive:

•	six months of the annual base salary in effect on the date of termination, or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the six months following termination;

•	the Pro-Rated Bonus; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any options granted to Mr. Jensen would immediately vest and become exercisable. Any unvested restricted stock units would be forefeited on the date of the termination of service and any vested restricted stock units would be converted into shares of common stock as soon as possible after the termination of service. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Jensen for up to six months following separation.

If employment with us is terminated by reason of death or disability, by Mr. Jensen without good reason, by Mr. Jensen not renewing the term of the employment agreement or by us for cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without good reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

Effect of a Change in Control.  In the event of a change in control, as defined in the employment agreement, the term of the employment agreement continues for the longer of the period remaining in the term or twelve months, the Change in Control Period, and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change in Control Period, Mr. Jensen terminates his employment for good reason or we terminate his employment without cause, Mr. Jensen is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any equity based awards granted to Mr. Jensen would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Jensen for up to six months following separation.

Other Protective Provisions.  Under the employment agreement, Mr. Jensen is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

James R. Kupferschmid.  On July 11, 2005, Mr. Kupferschmid entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Kupferschmid as our Vice President and Chief Financial Officer. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Kupferschmid. The employment agreement has a two-year term commencing on July 11, 2005, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason. In accordance with the automatic renewal, the Compensation Committee affirmatively determined to renew Mr. Kupferschmid’s employment agreement for a successive one-year term commencing July 11, 2007.

Compensation and Benefits.  Under the employment agreement, Mr. Kupferschmid is entitled to an annual base salary of $185,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee. Based upon Mr. Kupferschmid’s performance, effective January 1, 2006, his annual base salary was increased to $200,000. We may not decrease the salary of Mr. Kupferschmid during the term of his employment agreement. In addition, Mr. Kupferschmid is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of our executive officers.

Effect of Termination.  Under the employment agreement, if employment is terminated by us other than for cause, as defined in the employment agreement, or by us not renewing the employment agreement or by Mr. Kupferschmid for good reason, as defined in the employment agreement, he is generally entitled to receive:

•	six months of the annual base salary in effect on the date of termination, or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the six months following termination;

•	the Pro-Rated Bonus; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any options issued to Mr. Kupferschmid would immediately vest and become exercisable. Any unvested restricted stock units would be forefeited on the date of the termination of service and any vested restricted stock units would be converted into shares of common stock as soon as possible after the termination of service. In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Kupferschmid for up to six months following separation.

If employment with us is terminated by reason of death or disability, by Mr. Kupferschmid without good reason, by Mr. Kupferschmid not renewing the term of the employment agreement or by us for cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without good reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

Effect of a Change in Control.  In the event of a change in control, as defined in the employment agreement, the term of the employment agreement continues for the longer of the period remaining in the term or twelve months, the Change in Control Period,, and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change in Control Period, Mr. Kupferschmid terminates his employment for good reason or we terminate his employment without cause, Mr. Kupferschmid is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any equity based awards granted to Mr. Kupferschmid would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Kupferschmid for up to six months following separation.

Other Protective Provisions.  Under the employment agreement, Mr. Kupferschmid is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Steven E. Markhoff.  On June 1, 2006, Steven E. Markhoff entered into an employment agreement with us. Pursuant to the employment agreement, we employ Mr. Markhoff as our Senior Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. The employment agreement replaces and supercedes any existing contractual employment arrangements between us and Mr. Markhoff. The employment agreement has a term commencing as of June 1, 2006 and continuing until December 14, 2008, with automatic renewals for successive one-year terms, subject to earlier termination by either party for any reason.

Compensation and Benefits.  Under the employment agreement, Mr. Markhoff is entitled to an annual base salary of $220,000. Thereafter, his annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee. We may not decrease the salary of Mr. Markhoff during the term of his employment agreement. In addition, Mr. Markhoff is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee. He is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Board of Directors and any benefit programs adopted by us for the benefit of our executive officers.

Effect of Termination.  Under the employment agreement, if employment is terminated by us other than for cause, as defined in the employment agreement, or by us not renewing the employment agreement or by Mr. Markhoff for good reason, as defined in the employment agreement, he is generally entitled to receive:

•	nine months of the annual base salary in effect on the date of termination, or the Severance Payment, reduced in the case of our election to not renew the employment agreement by certain remuneration earned in the nine months following termination;

•	the Pro-Rated Bonus; and

•	the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, the options under Mr. Markhoff’s July 20, 2003 incentive stock option agreement that would have vested during the twelve months following the separation date if Mr. Markhoff had remained employed by us would immediately vest and become exercisable and any other options granted to the executive would immediately vest and become exercisable. Any unvested restricted stock units would be forefeited on the date of the termination of service and any vested restricted stock units would be converted into shares of common stock as soon as possible after the termination of service.

In addition, we would also continue to provide life and disability insurance, medical, vision and dental coverage and other health and welfare benefits to Mr. Markhoff for up to nine months following separation. Further, if after nine months following termination other than for cause or by Mr. Markhoff for good reason, Mr. Markhoff demonstrates that he has used best efforts to obtain alternative employment, but has not secured alternative employment, he may be paid up to three additional months of the annual base salary in effect on the date of termination and may receive up to three additional months of insurance benefits, so long as he remains unemployed.

If employment with us is terminated by reason of death or disability, by Mr. Markhoff without good reason, by Mr. Markhoff not renewing the term of the employment agreement or by us for cause, he is generally entitled to receive the previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if he terminates the employment agreement without good reason or by not renewing the employment agreement and such termination is prior to the finalization of our prior year audited financial statements or if we terminate the employment agreement for cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if the employment with us is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

Effect of a Change in Control.  In the event of a change in control, as defined in the employment agreement, the term of the employment agreement continues for the longer of the period remaining in the term or twelve months, the Change in Control Period, and then automatically renews for successive one-year periods, subject to earlier termination. If during the Change in Control Period, Mr. Markhoff terminates his employment for good reason or we terminate his employment without cause, Mr. Markhoff is generally entitled to receive:

•	a lump sum payment equal to two times the Severance Payment;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

In addition to the foregoing, any equity based awards granted to him would become immediately fully vested and exercisable. In addition, we would also continue to provide the insurance benefits to Mr. Markhoff for up to nine months following separation.

Other Protective Provisions.  Under the employment agreement, Mr. Markhoff is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Toby J. Skaar.  On September 11, 2006, Toby J. Skaar entered into a severance and general release agreement, or Severance Agreement, with us. Prior to entering into the Severance Agreement, Mr. Skaar was employed by us as Vice President Sales of Kitty Hawk Cargo, Inc. Prior to serving as Vice President Sales of Kitty Hawk Cargo, Inc., Mr. Skaar served as our Senior Vice President and Chief Operating Officer of Kitty Hawk Cargo, Inc. Pursuant to the Severance Agreement, upon Mr. Skaar’s separation from the Company, we agreed to compensate Mr. Skaar for seven months and two days at his then-current annual base salary of $180,000, payable in accordance with his pay schedule prior to his separation from the Company. In addition, we agreed to provide to Mr. Skaar medical and hospitalization insurance coverage for up to seven months and two days after which he is entitled to COBRA coverage (subject to earlier termination upon Mr. Skaar securing alternative employment). In turn, Mr. Skaar released the Company from any and all claims arising out of or related to his employment with us. He also remained subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Estimated Payments and Benefits.  The information below describes and quantifies certain payments or benefits that would have been payable under our existing employment agreements discussed above (with the exception of Mr. Skaar, whose severance is discussed above, and Mr. Zoller, whose retirement benefits are described above) if a named executive officer’s employment had been terminated on December 31, 2006 under the following circumstances: (i) by us other than for cause, by us not renewing the employment agreement or by the named executive officer for good reason; (ii) due to death or disability; (iii) by the named executive officer without good reason, by the named executive officer not renewing the term of the employment agreement or by us for cause; or (iii) during a Change of Control Period by the named executive officer for good reason or by us without cause. These benefits are in addition to benefits generally available to all of our salaried employees in connection with a termination of employment.

	Termination by the
	Company Not for			Termination by	Termination
	Cause or Not			Executive Without	During a Change
	Renewing			Good Reason	of Control
	Employment			or Not Renewing	Period by
	Agreement;		Termination	Employment	Executive for
	Termination by		Due to	Agreement;	Good Reason or
	Executive for		Death or	Termination by	by Company
Executive	Good Reason(1)		Disability(2)	Company for Cause	Without Cause

Robert Barron
Severance Payment	$85,000		—	—	$170,000
Pro-Rated Bonus	—		—	—	—
Equity Payout(3)	175,280		$77,094	$77,094	175,280
Insurance Benefits	3,917		—	—	3,917
Accrued Vacation	653		653	653	653
Gary Jensen
Severance Payment	100,000		—	—	200,000
Pro-Rated Bonus	—		—	—	—
Equity Payout(3)	44,520		—	—	44,520
Insurance Benefits	5,550		—	—	5,550
Accrued Vacation	—		—	—	—
James R. Kupferschmid
Severance Payment	100,000		—	—	200,000
Pro-Rated Bonus	—		—	—	—
Equity Payout(3)	93,240		28,000	28,000	93,240
Insurance Benefits	5,550		—	—	5,550
Accrued Vacation	2,307		2,307	2,307	2,307
Steven E. Markhoff
Severance Payment	165,000	(4)	—	—	330,000
Pro-Rated Bonus	—		—	—	—
Equity Payout(3)	225,680		158,644	158,644	225,680
Insurance Benefits	8,775		—	—	8,875
Accrued Vacation	8,461		8,461	8,461	8,461

(1)	The severance payment may be reduced in the case of our election to not renew the employment agreement by certain remuneration earned following termination.

(2)	Disability payments are reduced by amounts received from short term disability coverage provided by the Company under a separate plan.

(3)	The dollar amounts shown were based upon a price of $0.56 per share, the closing market price of common stock on December 29, 2006.

(4)	Based on nine months of severance. If after nine months following Mr. Markhoff’s termination other than for cause or by Mr. Markhoff for good reason, Mr. Markhoff demonstrates that he has used his best efforts to obtain alternative employment, but has not secured alternative employment, the time period for payments of severance and benefits may be extended up to three months.

Director Compensation Table

The following table sets forth information concerning compensation of our outside directors in 2006 for the last completed fiscal year.

DIRECTOR COMPENSATION AS OF DECEMBER 31, 2006

	Fees Earned
	or Paid	Stock	Option
Name	in Cash	Awards(1)	Awards	Total

Gerald L. Gitner(2)	$137,500	$28,750	$—	$166,250
Raymond B. Greer(3)	45,000	28,750	—	73,750
Myron Kaplan(4)	71,500	28,750	—	100,250
Melvin L. Keating(5)	45,000	44,783	—	89,783
Joseph D. Ruffolo(6)	59,000	28,750	—	87,750
Laurie M. Shahon(7)	79,500	28,750	—	108,250

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R. On September 30, 2006, each of our directors received 37,338 restricted stock units pursuant to the Kitty Hawk, Inc. 2003 Long-Term Equity Incentive Plan, which vest in four quarterly installments beginning on January 1, 2007. The grant date fair value of each award of 37,338 shares of restricted stock, computed in accordance with FAS 123R, equals $28,750. In addition, upon Messr. Keating’s appointment to the Board of Directors on March 10, 2006, he received 14,444 restricted stock units, which vested on September 30, 2006. The grant date fair value of his award of 14,444 shares of restricted stock, computed in accordance with FAS 123R, equals $17,403. (In accordance with FAS 123R, the fair market value of the award on the date of grant is calculated using the closing price on the date of grant as reported on AMEX). The assumptions made in connection with the valuation of these awards are described in Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our equity awards.

(2)	As of December 31, 2006, Mr. Gitner held vested stock options to acquire 31,250 shares of common stock and restricted stock units convertible into 64,718 shares of common stock. Of the 64,718 restricted stock units, 46,049 were vested and converted into shares of our common stock and 18,669 were forfeited upon his resignation from our Board of Directors on April 20, 2007.

(3)	As of December 31, 2006, Mr. Greer held vested stock options to acquire 10,000 shares of common stock and restricted stock units convertible into 64,718 shares of common stock. Of the 64,718 restricted stock units, 46,049 were vested and converted into shares of our common stock and 18,669 were forfeited upon his resignation from our Board of Directors on April 20, 2007.

(4)	As of December 31, 2006, Mr. Kaplan held vested stock options to acquire 68,750 shares of common stock and restricted stock units convertible into 64,718 shares of common stock. Of the 64,718 restricted stock units, 46,049 were vested and converted into shares of our common stock and 18,669 were forfeited upon his resignation from our Board of Directors on April 20, 2007.

(5)	As of December 31, 2006, Mr. Keating held restricted stock units to acquire 51,782 shares of common stock. Of the 51,782 restricted stock units, 42,448 are currently vested and 9,334 vest on September 30, 2007.

(6)	As of December 31, 2006, Mr. Ruffolo held vested stock options to acquire 50,000 shares of common stock and 64,718 restricted stock units. Of the 64,718 restricted stock units, 55,384 are currently vested and 9,334 vest on September 30, 2007.

(7)	As of December 31, 2006, Ms. Shahon held vested stock options to acquire 50,000 shares of common stock and restricted stock units convertible into 64,718 shares of common stock. Of the 64,718 restricted stock units, 46,049 were vested and converted into shares of our common stock and 18,669 were forfeited upon her resignation from our Board of Directors on April 20, 2007.

Description of Equity Based Awards Granted to Outside Directors

On September 30 of each calendar year, each outside director is eligible for an award to purchase or receive, directly or indirectly, a number of shares that will have a value (as determined by the Compensation Committee) of $28,750 (or such other amount as is determined by the Board of Directors) on such date, rounded to the nearest whole share. Each such award will vest over a one year period in four equal quarterly installments with the first installment vesting on the three month anniversary of the date of grant of the award. As further described below, on September 30, 2006, each of our outside directors was granted restricted stock units representing 37,338 shares of our common stock.

Stock Options

Prior to September 30, 2005, we granted stock options to our outside directors as part of our compensation plan for outside directors. Pursuant to the director compensation plan, all of these options are currently vested. We have not awarded any stock options to our outside directors since September 30, 2005.

Restricted Stock Units

Effective September 30, 2005, our Board of Directors approved the award of restricted stock units in lieu of stock options to outside directors. As discussed above, restricted stock units are granted automatically to eligible outside directors on September 30 of each year, and may be granted at the discretion of the Compensation Committee at the closing price of the common stock on the date of grant or, if the common stock is not traded on that day, then at the price on the immediately proceeding day on which the common stock was traded. Recipients of restricted stock units are not entitled to receive any dividends.

The restricted stock units vest over one year on a quarterly basis for outside directors. In addition, the restricted stock units automatically accelerate and vest upon the occurrence of a change of control, as defined in the Kitty Hawk, Inc. 2003 Long-Term Equity Incentive Plan, or the Plan. The restricted stock units automatically convert into shares of common stock upon the earlier to occur of (i) termination of service as an employee, consultant or outside director, (ii) a change of control or (iii) with respect only to the annual grants to outside directors, four years from the date of grant. Upon termination of service as an outside director, all unvested restricted stock units are forfeited.

Description of Director Fees

Pursuant to our Bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director.

Our outside director compensation structure is designed to attract and retain directors with the skills and experience necessary to guide us. Pursuant to this structure, each outside director is paid a quarterly retainer fee of $6,250, while the Chairman of our Board of Directors is paid a quarterly retainer fee of $18,750. If an outside director also serves as a Chairperson of a committee of our Board of Directors, such outside director receives an additional quarterly retainer fee of $1,000.

Our outside directors are also paid for each meeting of the Board of Directors they attend. Each outside director is paid $2,000 per meeting, other than the Chairman of our Board of Directors, who receives $3,000 per meeting. Further, members of committees of our Board of Directors receive $1,000 per meeting, unless they attend an in-person meeting by telephone, in which case they receive $500. In addition, the Chairperson of the committee receives an additional $500 per meeting.

On September 30 of each calendar year, each outside director is eligible for an award to purchase or receive, directly or indirectly, a number of shares that will have a value (as determined by the Compensation Committee) of $28,750 (or such other amount as is determined by the Board of Directors) on such date, rounded to the nearest whole share. Each such award will vest over a one year period in four equal quarterly installments with the first installment vesting on the three month anniversary of the date of grant of the award. On September 30, 2006, each of our outside directors was granted restricted stock units representing 37,338 shares of our common stock.

Each outside director is required to own a number of our outstanding shares of common stock (including the value of vested restricted stock units and shares of common stock underlying vested stock options) with a fair market value equal to three times the director’s annual retainer fee before they can sell any of our common stock, convert vested restricted stock units or sell shares of common stock underlying exercised and vested stock options. Each outside director currently satisfies this requirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, Messrs. Gerald Gitner, Myron Kaplan and Joseph Ruffolo served as members of our Compensation Committee. None of the members of the Compensation Committee was at any time during 2006, or at any other time, one of our officers or employees. During 2006, no member of the Compensation Committee served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee or had any other relationship that would require disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act.

FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP

Audit Fees

Fees for audit services provided by Grant Thornton LLP totaled $219,489 in 2006 and $183,979 in 2005. Audit fees in 2006 and 2005 include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q and for consents in connection with our registration statements on Form S-3 and Form S-8.

Audit-Related Fees

Fees for audit-related services provided by Grant Thornton LLP totaled $9,600 in 2006 and $16,710 in 2005 primarily for services rendered in connection with Sarbanes-Oxley compliance, services related to our preferred stock private placement and certain tax provisions and net operating losses.

Tax Fees

Fees for tax compliance and preparation provided by Grant Thornton LLP totaled $114,191 in 2006 and $108,664 in 2005. We did not pay any fees for tax advice, planning and other services in 2006 or 2005.

All Other Fees

Grant Thornton LLP did not bill us for any other fees in the last two fiscal years for services rendered in the last two fiscal years.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. However, the policy does not require the pre-approval of non-audit services provided by the independent registered public accounting firm if (i) the fees for the provision of such services do not exceed a specific annual limit, (ii) such non-audit services were not recognized at the time of the independent registered public accounting firm’s engagement to constitute non-audit services and (iii) such non-audit services are brought to the attention of our Audit Committee and approved by our Audit Committee prior to the completion of the audit. The policy requires specific pre-approval of all other permitted audit and non-audit services. Our Audit Committee’s charter allows it to delegate to one or more of its members the authority to address any requests for pre-approval of services between Audit Committee meetings, and the member of the committee to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The policy does not provide our Audit Committee with the ability to delegate to management our Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm. The independent registered public accounting firm, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent registered public accounting firm.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services characterized above as Audit-Related Fees, Tax Fees and All Other Fees were billed pursuant to these provisions in fiscal 2006 or 2005 without pre-approval.

The policy is a part of the Audit Committee’s charter, which is available on our website, www.kittyhawkcompanies.com, by selecting “Corporate Information” section and then selecting the “Corporate Governance” section.

One or more representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Based on the recommendation of the Audit Committee of our Board of Directors and our Board of Directors’ own investigation, our Board of Directors has selected Grant Thornton LLP to serve as our principal accountant for our fiscal year ended December 31, 2007.

AUDIT COMMITTEE REPORT

This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2006, is being submitted by Messr. Keating, who was a member of the Audit Committee during 2006 and is a current member of the Audit Committee, as well as the other current members of the Audit Committee, Messrs. Howe (Chairperson) and Ruffolo. The members of the Audit Committee during 2006 were, Laurie M. Shahon, (Chairperson), Gerald L. Gitner and Messr. Keating, all of whom were outside directors and not officers or employees of the Company or its subsidiaries. Myron Kaplan was a member of the Audit Committee until March 2006, at which time Messr. Keating replaced Messr. Kaplan on the Audit Committee. The Board of Directors has determined that all members of the Audit Committee in 2006 and all of the current members of the Audit Committee meet the independence and experience requirements of AMEX, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s accounting activities and independent registered public accounting firm.

During 2006, the Audit Committee reviewed with the Company’s executive officers the plans for, and the scope of, ongoing audit activities, as well as any recommendations made by Grant Thornton LLP, the Company’s independent registered public accountants, relating to the audit activities. The Audit Committee also reviewed with the Company’s senior auditing executive the adequacy of the Company’s accounting controls, policies and procedures. The Audit Committee has reviewed and discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.

The Audit Committee has reviewed with Grant Thornton LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with Grant Thornton LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with Grant Thornton LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.

The Audit Committee has also discussed with Grant Thornton LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with Grant Thornton LLP whether it considers itself independent, and Grant Thornton LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of Grant Thornton LLP.

In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by Grant Thornton LLP, the Audit Committee has recommended to the Board of Directors that Grant Thornton LLP be appointed as the Company’s independent registered public accountants for its fiscal year ending December 31, 2007 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. Submitted by the members of the Audit Committee of the Board of Directors.

Alan B. Howe*	Melvin L. Keating	Joseph D. Ruffolo*

*	Messr. Gitner and Ms. Shahon resigned from the Board of Directors on April 20, 2007 and were not members of our Board of Directors at the time of the submission of this Audit Committee Report. However, Messr. Gitner and Ms. Shahon were members of the Board of Directors and Audit Committee at the time our Form 10-K for the fiscal year ended December 31, 2006 was filed. Messr. Howe was appointed to our Board of Directors and as a member of the Audit Committee on April 24, 2007. Messr. Ruffolo was appointed to the Audit Committee on April 24, 2007. Messr. Keating has been a member of the Audit Committee since March 2006.

APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED
COMMON STOCK
(Proposal No. 2)

We are asking stockholders to approve a proposal to amend the Charter to increase the Company’s authorized common stock from 100,000,000 shares of common stock to 250,000,000 shares of common stock. The Board of Directors believes stockholders’ interests will be best served if the Charter is amended to increase the authorized common stock. If stockholders approve this proposal, the amendment to the Charter to increase the authorized common stock to 250,000,000 shares of common stock. The additional shares of common stock would have rights identical to the currently outstanding common stock. As of July 1, 2007, there were 53,543,034 shares of our common stock outstanding.

Reasons for an Increase to the Authorized Common Stock

The Board of Directors believes that it is in the interest of our stockholders and the Company to amend the Charter due to overall strategic opportunities and ongoing consolidation in our industry that may present opportunities in the future for which we may wish to use our common stock as currency. The Board of Directors believes that the amendment of the Charter would give the Company greater flexibility in negotiating future acquisitions using common stock, providing a resource for future financings, stock dividends or other distributions to stockholders, and for other general corporate purposes. In addition, the increase in common stock could save the Company the expense and delay of having to hold a special meeting of the stockholders when and if a specific need arises. The Company does not have any current plans or proposals to issue the additional shares of common stock.

While the issuance of the additional common stock would not affect the rights of the holders of currently outstanding stock, it may have effects incidental to increasing the outstanding number of shares of common stock, such as dilution of ownership, voting power and earnings per share, as well as affecting the ability of a third party to acquire control of the Company. Company stockholders would have no preemptive rights with respect to the issuance of additional stock.

The Board of Directors believes that stockholder approval to amend the Charter to increase the authorized common stock provides the Board of Directors with the flexibility to take advantage of opportunities that may present themselves in a rapidly changing and consolidating industry. If approved, the Board of Directors would effect the amendment to the Charter.

Timing and Effective Date

If the stockholders approve this proposal, we may file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Second Amended and Restated Certificate of Incorporation. An amendment to the Charter to increase the authorized common stock would become effective on the date of filing the Certificate of Amendment. Upon the filing of the Certificate of Amendment, the Board of Directors may issue the additional authorized shares of common stock at its discretion without further action by our stockholders, except as required by applicable laws or regulations.

The Board of Directors recommends a vote FOR approval of this proposal.

RATIFICATION OF THE TERMS AND ISSUANCE OF
SHARES OF THE COMPANY’S SERIES B REDEEMABLE PREFERRED STOCK
(Proposal No. 3)

We are asking stockholders to ratify the terms and issuance of 14,800 shares of our Series B Redeemable Preferred Stock in November 2005 to facilitate the issuance of shares of our common stock in settlement of future cash dividends on the Series B Redeemable Preferred Stock.

Background

On November 14, 2005, we sold 14,800 shares of Series B Redeemable Preferred Stock to certain investors. The investors included 5% or greater stockholders and their affiliates, including Lloyd I. Miller, III and Messr. Riley, also one of our current directors. Pursuant to AMEX Rule 713(a), we were not required to seek stockholder approval of the issuance of the shares of Series B Redeemable Preferred Stock because the shares were issued at a price equal to the greater of the fair market value or book value of the common stock underlying the shares of Series B Redeemable Preferred Stock. At the time of issuance of the Series B Redeemable Preferred Stock, the fair market value of our common stock was $0.82 per share, which exceeded the book value of the common stock.

In March 2007, we sought to issue shares of our common stock in lieu of paying cash dividends on certain shares of our Series B Redeemable Preferred Stock. We were advised by AMEX that it viewed the issuance of the common stock in lieu of the cash dividend on the Series B Redeemable Preferred Stock as a single transaction with the issuance of the shares of Series B Redeemable Preferred Stock in November 2005. As a result, because under AMEX Rule 713(a) the Series B Redeemable Preferred Stock could not have been issued at a value of less than $0.82 per underlying share of common stock without obtaining stockholder approval, we were advised by AMEX that we would not be able to issue shares of common stock in lieu of cash dividends at a value of less than $0.82 per share without obtaining stockholder approval. We were advised by AMEX that if our stockholders ratify the terms and issuance of the Series B Redeemable Preferred Stock, then we could issue shares of our common stock in lieu of future cash dividends regardless of the value of the shares of common stock.

Terms of Series B Redeemable Preferred Stock

This discussion is a summary of the material terms of the Series B Redeemable Preferred Stock and is qualified by the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, which is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated January 12, 2006.

Term	Summary

Dividends	Dividends are cumulative and payable in cash at a rate of eight percent 8.00% per annum, to be paid to the holders of Series B Redeemable Preferred Stock in four quarterly payments with the exception of the first two payments, which were distributed over the subsequent four quarters.
Conversion Rights	The shares of Series B Redeemable Preferred Stock are convertible at any time into shares of common stock as determined by dividing the purchase price per share by $0.9604 (subject to adjustment). Upon conversion, the holders of Series B Redeemable Preferred Stock receive duly authorized and validly issued, fully paid and nonassessable shares of common stock.
Holder Redemption Rights	Any time on or after November 14, 2010, any holder of any Series B Redeemable Preferred Stock may cause the Company to redeem its shares of Series B Redeemable Preferred Stock in an amount equal to the purchase price paid per share plus any accrued but unpaid dividends on such shares, or the Redemption Price.

Term	Summary

Company Redemption Rights	If our common stock is trading at 200% of the conversion price on any national exchange for 30 consecutive trading days, we have the right to redeem the outstanding shares of the Series B Redeemable Preferred Stock at the Redemption Price.
Preemptive Rights	As long as the holder beneficially owns at least 20% of the shares of Series B Redeemable Preferred Stock purchased by the holder on or before November 14, 2005, the holder will have the right to participate pro rata in future issuances of capital stock of the Company for the purpose of raising additional funds for use by us, with certain exceptions.
Voting	The Series B Redeemable Preferred Stock votes on an as converted basis with our common stock and has a class vote as required by applicable law.
Liquidation	Upon the liquidation, dissolution or winding up of the Company, the holders of Series B Redeemable Preferred Stock are entitled to receive, prior and in preference to any distributions to holders shares of common stock, but after payout of any outstanding shares of Series A Preferred Stock, an amount equal to the Redemption Price.

Reasons to Ratify the Terms and Issuance of the Company’s Series B Redeemable Preferred Stock

Currently, we are required to pay dividends on the shares of Series B Redeemable Preferred Stock in cash at a rate of eight percent (8.00%) per annum. While the holders of Series B Redeemable Preferred Stock are not required to accept shares of common stock in lieu of cash dividends, we believe having the flexibility to issue shares of common stock in lieu of future cash dividends on the Series B Redeemable Preferred Stock regardless of the trading price of the common stock is advantageous to us. For the dividend for the three months ending March 31, 2007, we issued 375,167 shares of our common stock at a price of $0.85 per share to certain of our holders of Series B Redeemable Preferred Stock, resulting in us saving approximately $318,892 of cash.

If the stockholders do not approve this proposal, the shares of Series B Redeemable Preferred Stock will remain outstanding. However, we will be prohibited from issuing shares of common stock in lieu of future cash dividends if our common stock is trading at less than $0.82 per share.

Payment of dividends will still be subject to the requirements of Delaware law to determine if we have sufficient surplus available for payment of dividends regardless of whether this proposal is approved or not.

The Board of Directors recommends a vote FOR approval of this proposal.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 4)

The Company’s Audit Committee has selected Grant Thornton LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2007. The stockholders will be requested to ratify the Audit Committee’s selection. Representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval

A majority of votes cast is necessary for approval of the Audit Committee’s selection of independent registered public accountants. If the stockholders do not ratify the selection of Grant Thornton LLP, the selection of independent registered public accountants will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote FOR approval of this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of our common stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of our common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

Except as described below, to our knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons. In March 2006, Mr. Keating filed one late Form 4. In April 2006, Bonanza Master Fund, Ltd., a 10% or greater stockholder, filed one late Form 3. In October 2006, each then current director and each executive officer filed one late Form 4.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
KITTY HAWK’S 2008 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to regulations of the SEC, in order to be included in the proxy solicitation statement for our 2008 Annual Meeting of Stockholders, stockholder proposals must be received at our principal offices, 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261 Attention: Secretary, by no later than April   , 2007 (after such date they will be considered untimely), and must comply with additional requirements established by the SEC.

In addition, our Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to our Secretary with respect to such proposal or nominee. For the 2008 Annual Meeting of Stockholders, assuming that the 2008 Annual Meeting occurs on or within thirty days of August 24, 2008, our Secretary must receive written notice of a stockholder’s proposal or director nomination including certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nomination no earlier than January 26, 2008 nor later than May 25, 2008. In the event the date of the 2008 Annual Meeting is changed by more than 30 days from August 24, 2008, we must receive the stockholder’s notice and other required information no later than the close of business on the tenth day following the earlier of the day on which notice of meeting date was mailed or public disclosure of the meeting date was made. A copy of our Bylaws is available upon request from our Secretary at the address stated above.

FORWARD-LOOKING STATEMENTS

This proxy solicitation statement contains “forward-looking statements” concerning our business, operations and financial performance and condition. When we use the words “estimates,” “expects,” “forecasts,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions, we intend to identify forward-looking statements.

We have based our forward-looking statements on our current assumptions and expectations about future events. We have expressed our assumptions and expectations in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions or expectations will prove to be accurate.

A number of risks and uncertainties could cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in this proxy solicitation statement. These risks, uncertainties and other important factors include, but are not limited to, among others:

•	loss of key suppliers, significant customers or key management personnel;

•	increased competition, including the possible impact of any mergers, alliances or combinations of competitors;

•	increases in the cost and/or decreases in the availability of aircraft fuel and/or diesel fuel and our ability to recapture increases in the cost of such fuel through the use of fuel surcharges and/or price increases;

•	with respect to our scheduled freight network, the continuing high cost of aircraft and diesel fuel leading to a higher total price for our services which impacts the freight purchasing decision for our customers and/or shippers resulting in a shift to less expensive modes of transportation;

•	with respect to our recent expansion of our ground freight transportation network to include scheduled deferred freight transportation services, potential competitive reactions from other carriers;

•	limitations upon financial and operating flexibility due to the terms of our Revolving Facility;

•	changes in our capital resources and liquidity;

•	financial costs and operating limitations imposed by both the current and potential additional future unionization of our workforce;

•	payment defaults by our customers;

•	write-downs of the value of the assets acquired by us from Air Container Transport, Inc.;

•	changes in the cost of Boeing 737-300SF and Boeing 727-200 cargo aircraft maintenance outside the scope of our power-by-the-hour maintenance agreements;

•	changes in general economic conditions;

•	changes in the cost and availability of ground handling and storage services;

•	changes in the cost and availability of aircraft or replacement parts;

•	changes in our business strategy or development plans;

•	changes in government regulation and policies, including regulations affecting maintenance requirements for, and availability of, aircraft and airworthiness directives or service bulletins;

•	foreign political instability and acts of war or terrorism;

•	adverse litigation judgments or awards;

•	the ability to attract and retain customers and freight volumes for our scheduled freight network;

•	findings of environmental contamination and/or the cost of remediation;

•	limitations in our ability to find, acquire and integrate replacement aircraft for the Boeing 727-200 cargo aircraft under terms and conditions that are satisfactory to us; and

•	limitations in our ability to offset income with our future deductible tax attributes.

The impact of any terrorist activities or international conflicts on the U.S. and global economies in general, or the transportation industry in particular, could have a material adverse effect on our business and liquidity.

Other factors may cause our actual results to differ materially from the forward-looking statements contained in this Proxy Statement. These forward-looking statements speak only as of the date of this proxy solicitation statement and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this Proxy Statement information regularly filed with the SEC. The information incorporated by reference is an important part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. The Company incorporates by reference into this Proxy Statement the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (filed on April 2, 2007) and Form 10-K/A (filed on April 30, 2007.)

You may obtain copies of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2006, without charge by sending a written request to request to us at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, Attention: Secretary.

By Order of our Board of Directors,

Melvin L. Keating
Chairman of the Board

DFW International Airport, Texas
July   , 2007

Appendix A

Audit Committee Charter

This Audit Committee Charter (“Charter”), dated as of January 19, 2007, sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Kitty Hawk, Inc. and its consolidated subsidiaries (the “Company”) and establishes the authority and responsibilities delegated to the Committee by the Board.

I.	PURPOSE

The principal functions of the Committee are to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditors (the “External Auditor”), (iv) the selection, appointment, and discharge of the External Auditor, (v) the review and approval of fees in advance for the retention of the External Auditor, (vi) the performance of the External Auditor, (vii) the approval and review of the Company’s internal audit function to the extent the Committee deems appropriate, and (viii) the performance of the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior.

While the Committee has the powers and responsibilities set forth in this Charter, the principal function of the Committee is oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements, reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits.

Although the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems necessary or appropriate under the circumstances.

II.	QUALIFICATIONS OF MEMBERS

A. Composition.  The Committee shall consist of three or more members of the Board. The full Board shall designate members of the Committee and shall select only qualified, independent directors to serve on the Committee. The Chairperson of the Committee shall also be designated by the full Board. Membership on the Committee shall rotate at the full Board’s discretion. The full Board shall have the authority to fill vacancies on the Committee and to remove a member of the Committee at any time without cause. Members of the Committee shall serve until their successors are appointed by the Board.

B. Independence.  The members of the Committee will be independent directors and meet the independence requirements of any applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission (the “SEC”) as well as any stock exchange that has jurisdiction over the Company. A director will be deemed independent if (i) he or she is not an executive officer or employee of the Company or any parent or subsidiary of the Company and (ii) the Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, no director shall be considered independent if:

1. the director directly or indirectly accepts any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received by such director for service on the Board, the Committee or any other committee of the Board;

2. the director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of the Board, the Committee or any other committee of the Board;

3. the director is, or has been within the past three years, employed by the Company or any parent or subsidiary of the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

4. the director, or any “immediate family member” (as defined below) of such director, accepts any compensation from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

i. compensation for Board or Board committee service;

ii. compensation paid to an immediate family member of such director, which immediate family member is an employee of the Company or a parent or subsidiary of the Company, other than an executive officer;

iii. benefits under a tax-qualified retirement plan or non-discretionary compensation; or

iv. compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year).

5. the director is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company as an executive officer;

6. the director is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

7. the director of the Company is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity;

8. the director is, or has an immediate family member who is, a current partner of the Company’s External Auditor, or was a partner or employee of the Company’s External Auditor who worked on the Company’s audit at any time during any of the past three years;

9. the director owns or controls, directly or indirectly, twenty percent or more of the Company’s voting securities, or such lower percentage as may be established from time to time by the SEC; or

10. the director participated in the preparation of financial statements of the Company or any of its subsidiaries at any time during the past three years.

For purposes of evaluating independence of a director, the term “immediate family member” shall include a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home (other than domestic employees).

C. Financial Literacy.  Each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, at the time of such member’s appointment to the Committee. In addition, at least one member of the Committee, who is financially sophisticated, shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such person’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.  MEETINGS

A. Frequency.  The Committee intends to meet via teleconference or in-person at least once per fiscal quarter with the Company’s management and the External Auditor. Special meetings of the Committee may be called from time to time as the circumstances dictate in the judgment of the Committee.

B. Executive Sessions.  The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the person responsible for the Company’s internal auditing function (“Internal Auditor”) to the extent an Internal Auditor is employed pursuant to recommendations of the Committee, (iv) the External Auditor, (v) the Company’s internal or general counsel (“General Counsel”), and (vi) the Company’s external securities counsel (“External Counsel”). The Committee shall be entitled to meet in separate executive sessions with each of the foregoing persons to discuss any matters that the Committee or any of such persons believes should be discussed privately with the Committee.

C. Minutes.  The Committee shall keep minutes of each of its meetings to document the discharge by the Committee of its responsibilities, and a copy of such approved minutes shall be promptly sent to each member of the Board.

D. Quorum.  A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee shall be deemed approved upon the affirmative vote of a majority of the quorum.

E. Action by Unanimous Written Consent.  Unless otherwise restricted by the Company’s Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

IV.	RESPONSIBILITIES AND DUTIES

A. General Oversight.  The Committee’s responsibilities shall include review of (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, (ii) major issues regarding the adequacy of the Company’s internal controls and any special audit steps adopted in light of material internal control deficiencies, (iii) analyses setting forth significant financial reporting issues and judgments made by management or the External Auditor in connection with the preparation of the Company’s financial statements, including any analyses of the effects of alternative methods of presentation of financial information in the Company’s financial statements under generally accepted accounting principles (“GAAP”), (iv) the effect of regulatory and accounting industry initiatives, as well as off-balance sheet structures, on the Company’s financial statements and (v) press releases that contain information with respect to the historical or projected financial performance of the Company (with particular attention on the use of “pro forma,” or “adjusted” non-GAAP, information), as well as any written financial information (other than previously disclosed materials or information) provided to a financial analyst or a rating agency.

B. Pre-approval Requirements.

1. Committee Pre-approval of Expenses.  All auditing services and non-audit services that are provided to the Company by the External Auditor shall be pre-approved by the Committee, except as set forth in Section IV(B)(2) below. In carrying out its responsibilities set forth in this Charter, if the Committee approves an audit service within the scope of the External Auditor’s engagement, such audit service shall be deemed to have been pre-approved for purposes of this Section IV(B).

2. Pre-approval Exception.  The Committee shall not be required to pre-approve non-audit services provided to the Company by the External Auditor if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent of the total amount paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided, (ii) such non-

audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

3. Delegation of Pre-approval Authority.  The Committee may delegate to one or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section IV(B). The decisions of any member of the Committee to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee at its next scheduled meeting.

4. Disclosure of the Committee’s Pre-Approval Policies and Procedures.  The Company shall disclose the Committee’s pre-approval policies and procedures in its annual reports on Form 10-K.

C. External Auditor Oversight.

1. Selection and Evaluation.  The Committee shall have sole authority and responsibility to appoint, compensate, retain, oversee, evaluate, terminate and replace the External Auditor, to nominate the External Auditor to be considered by the Company’s stockholders at an annual meeting of the Company’s stockholders, and to approve all audit and engagement fees. The Committee shall evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit. The Committee shall also evaluate whether regular rotation of the External Auditor or of the lead (or coordinating) audit partner should be required in order to assure the continuing independence of the External Auditor. The Committee shall present the results of its evaluations to the full Board.

2. Independent Audit Process.  The Committee shall at a minimum annually meet with management, the Internal Auditor and the External Auditor to review the plans and scope of the audit, the proposed fees of the External Auditor and the experience and depth of the audit team proposed to be used by the External Auditor.

3. Independence.  The Committee shall not approve the appointment or retention of any External Auditor if the Company’s CEO, Controller, CFO, Chief Accounting Officer, Internal Auditor, or any person serving in an equivalent position was employed by such External Auditor and participated in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit for which the External Auditor is engaged or proposed to be engaged. The Committee shall annually meet with management, the Internal Auditor (if employed) and the External Auditor to assess and satisfy itself as to the independence of the External Auditor. In doing so, the Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company, (ii) all other relationships that may impact the External Auditor’s objectivity and independence and (iii) all the disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the External Auditor (which may occur in executive sessions as described in Section III(B) above) with respect to any disclosed relationships or services that may impact the objectivity and independence of the External Auditor. The Committee shall take any appropriate action in response to the External Auditor’s statements to satisfy the Committee of the External Auditor’s independence.

4. Quality Control.  The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures, (ii) any material issues raised by the External Auditor’s most recent internal quality-control or peer reviews, and any steps taken to deal with such issues, and (iii) any material inquiries or investigations by governmental or accounting profession authorities, in each case, within the preceding three years, with respect to independent audits carried out by the External Auditor.

5. Audit Partner Rotation.  The Committee shall annually obtain from the External Auditor a written statement confirming that the lead (or coordinating) audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the Company’s audit have not performed audit services for the Company each year of the five previous years.

6. Review of External Auditor Reports.  The Committee shall periodically obtain and review with management, the Internal Auditor and the External Auditor the reports required to be prepared by the External

Auditor under Section 10A(k) of the Securities Exchange Act of 1934, as amended, regarding (i) all critical accounting policies and practices to be used in the Company’s audit, (ii) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the External Auditor and (iii) all other material written communications between the External Auditor, management and the Internal Auditor (if employed), such as any management letter or schedule of unadjusted differences.

7. Internal Control Assessment.  The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to, and reports on, the assessment of the Company’s internal controls made by the Company’s management, to the extent required by the rules and regulations of the SEC.

8. Non-Audit Services.  The Committee shall review with management and decide whether to approve the retention of the External Auditor for any non-auditing services proposed to be rendered to the Company, including assessing their compatibility with maintaining the External Auditor’s independence. No non-audit services may be provided to the Company by the External Auditor unless approved in advance by the Committee under Section IV(B) above. The External Auditor shall not provide to the Company, and the Committee shall not have the authority to approve the provision to the Company by the External Auditor of, those services described in Section 201 of the Sarbanes-Oxley Act of 2002 (the “Act”) or any other service that the Public Accounting Oversight Board established under the Act determines by regulation may not be provided to the Company by the External Auditor.

9. Accountability.  The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

D. Internal Auditing Oversight.

1. Internal Auditing Staff.  The Committee shall annually evaluate the need for, scope, and the performance of the Internal Auditor and the Company’s internal auditing department with management and the External Auditor. The Committee is not required to demand an Internal Auditor be hired by the Company. The Committee may require an internal audit function be performed by outside professionals that are not in any way an affiliate of the External Auditor nor any member of the Board or the Company’s management. The Committee may recommend at any time to the Board that the Internal Auditor, if employed, be replaced.

2. Internal Audit Process.  If the Committee deems appropriate, the Committee shall meet periodically with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor and (iii) the progress and results of the internal auditing process.

3. Internal Audit Reports.  If the Committee deems appropriate, the Committee shall meet periodically with the Internal Auditor and management to review any significant reports to management prepared by the internal auditing staff.

E. Financial Statements And Disclosure Oversight.

1. SEC Filings and Earnings Releases and Guidance.  Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. In addition, the Committee shall review with management and the External Auditor the Company’s policies and procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information or other financial information to a financial analyst or rating agency. Such reviews should include consideration of:

i. off-balance sheet transactions, obligations (including contingent obligations) and other relationships with unconsolidated entities or other persons that may have a current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or significant components of revenues or expenses;

ii. pro forma financial information, including any information required to reconcile such information with financial information prepared in accordance with GAAP;

iii. underlying estimates upon which the presented financial information is based;

iv. the reasonableness of significant judgments made in the preparation of the presented financial information;

v. whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information conforms to the accounting principles upon which the relevant accounting rules are based; and

vi. whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information misleads investors as to the Company’s underlying economic condition.

2. Audit Assessment.  The Committee shall review with management, the Internal Auditor (if so employed) and the External Auditor any problems or difficulties encountered in connection with the audit process, including any (i) restrictions on the scope of the External Auditor’s activities or on access to requested information, (ii) accounting adjustments that were noted or proposed by the External Auditor but that were not adopted (as immaterial or otherwise) by the Company, (iii) communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit and (iv) “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

3. SAS 61.  The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

4. Accounting Changes.  The Committee shall, before their implementation, review with management and the External Auditor all changes proposed to be made in the Company’s accounting principles and practices.

5. Disagreements.  The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

6. Adequate Disclosure.  The Committee shall periodically confirm with the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel that the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7. Criticisms.  The Committee shall periodically inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. In addition, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting, auditing, internal control or ethical matters.

F. Internal Controls, Laws and Regulations and Code of Ethics / Code of Conduct Oversight.

1. Internal Controls and Compliance Policies.  For the purpose of assessing their adequacy, the Committee shall periodically review and assess with management, the Internal Auditor (if so employed), the General Counsel and the External Auditor the adequacy of (i) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (ii) the Company’s policies on compliance with laws and regulations, (iii) the Company’s Code of Ethics and Code of Conduct and (iv) the methods and procedures for monitoring compliance with such policies and shall elicit any recommendations for the improvement of the Code of Ethics and Code of Conduct and such controls, policies, methods and procedures.

2. Information Security.  The Committee shall periodically review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

3. Consultation with Legal Counsel.  The Committee shall periodically receive reports from, and review with the General Counsel and, if the Committee deems it appropriate, outside legal counsel, legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquires received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

4. Code of Ethics and Code of Conduct.  The Committee shall periodically inquire of management, the Internal Auditor (if so employed) and the External Auditor as to their knowledge of (i) any material violation of the Code of Ethics and Code of Conduct, (ii) any waiver of compliance with either the Code of Ethics or the Code of Conduct that is material, and (iii) any investigations undertaken with regard to compliance with either the Code of Ethics or the Code of Conduct that is material.

5. Fraud and Financial Misconduct Reporting Program.  The Committee shall evaluate and approve the Company’s Fraud and Financial Misconduct Reporting Program (the “Whistle Blower” program) which establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The program shall provide for advertisement to all employees of the Company the ability to, and method for, reporting to management of the Company, or the Committee if the reporting person so desires, any suspected fraud or financial misconduct or concerns regarding the financial operations of the Company. The designated contact for Company management will be the CEO. The designated contact for the Committee will be the Committee Chairperson. The Fraud and Financial Misconduct Reporting Program must always provide the reporting person the ability to report the concern or suspected fraud or misconduct directly to the Committee only, if the reporting person so chooses, in an anonymous fashion.

6. Misconduct Allegations.  The Committee shall periodically inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

7. Disagreements.  The Committee shall inquire of management, the General Counsel and, if appropriate, outside legal counsel, of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

G. Approval of Related-Party Transactions.

The Committee shall review and approve in advance any proposed transaction or series of transactions to which the Company or its subsidiaries is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons would have a direct or indirect material interest: (i) any director or executive officer of the Company or its subsidiaries, (ii) any nominee for election as a director of the

Company, (iii) any person who is known by the Company to be the beneficial owner of more than five percent of the Company’s voting securities, and (iv) any family member of any of the foregoing persons.

H. Risk Management Oversight.

1. Risk Exposure.  The Committee shall periodically meet with management and the External Auditor to review the Company’s major risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures.

2. Special-Purpose Entities and Off-Balance Sheet Transactions.  The Committee shall periodically meet with management, the Internal Auditor (if so employed), the General Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

I. Reports and Assessments.

1. Board Reports.  The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the External Auditor, the performance of the Company’s internal audit function (if so employed) and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior.

2. Charter Assessment.  The Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes hereto that the Committee deems necessary or appropriate.

3. Proxy Statement Report.  The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

4. Recommend Action.  The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual reports on Form 10-K for filing with the SEC.

5. Board Access to External Auditor.  The Committee shall, whenever the Board or the Committee deems it appropriate, have the External Auditor attend a meeting of the full Board to discuss specific issues and to answer questions from the directors.

V.	RESOURCES

A. Advisors.  The Committee shall have the authority to retain, without the prior approval of the Board and at the Company’s expense, independent legal, financial and other advisors that the Committee deems are necessary to assist it in fulfilling its responsibilities, and the Committee shall have the authority to determine the appropriate amount of funding that the Company shall provide for the compensation of such advisors, including the External Auditor. The Committee shall notify the CEO or the CFO of the retention of any advisors within 30 days of any such retention, and the scope and expected cost of such retention.

B. Investigations.  The Committee shall have the authority to conduct investigations that it deems are necessary to assist it in fulfilling its responsibilities.

C. Information.  The Committee shall have the authority to request that any officer, director or employee of the Company, the Company’s outside legal counsel or the External Auditor meet with the Committee and any of its advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

D. Administrative Expenses.  The Committee shall have the authority to determine the appropriate amount of funding necessary for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

0

KITTY HAWK, INC.

**PROXY**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned acknowledge(s) receipt of the Proxy Solicitation Statement of Kitty Hawk, Inc. relating to the 2007 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. (local time) on Friday, August 24, 2007, at the Company's offices located at 1535 West 20th Street, DFW International Airport, Texas 75261, and hereby constitute(s) and appoint(s) Steven E. Markhoff and James R. Kupferschmid attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of common stock of Kitty Hawk, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Solicitation Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

None of the matters referred to in the Proxy Solicitation Statement are related to or conditioned on any of the other matters referred to in the Proxy Solicitation Statement. All of the matters referred to in the Proxy Solicitation Statement have been proposed by the Board of Directors of Kitty Hawk, Inc.

**THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KITTY HAWK, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.**

**(Continued and to be signed on the reverse side)** 14475